QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

INDUSTRIAL COMPLEX LEASE
(California)

Industrial Complex:	CARIBBEAN CORPORATE CENTER
Landlord:	MP CARIBBEAN, INC.
Tenant:	ACCURAY INCORPORATED
Reference Date:	JULY 9, 2003

INDUSTRIAL COMPLEX LEASE
(California)

ARTICLE 1.
DEFINITIONS AND CERTAIN BASIC PROVISIONS

        1.1   The following list sets out certain defined terms and certain financial and other information pertaining to this lease:

          (a)   "Landlord": MP CARIBBEAN, INC., a Delaware corporation, whose taxpayer identification number is 94-3226570.

          (b)   Landlord's address: c/o SSR Realty Advisors, Inc., One California Street, Suite 1400, San Francisco, California 94111, Attention: Asset Management and Legal Department.

          (c)   "Tenant": ACCURAY INCORPORATED, a California corporation, whose taxpayer identification number is 77-0268932.

          (d)   Tenant's address:

Prior to Commencement Date:	570 Del Ray Avenue Sunnyvale, California 94085
Upon Commencement Date:	1310 Chesapeake Terrace Sunnyvale, CA 94089

          (e)   Tenant's trade name: Accuray

          (f)    Tenant's guarantor: Not applicable.

          (g)   "Agent": South Bay Development Company, whose address is 1690 Dell Avenue, Campbell, California 95008, Attention: David Andris.

          (h)   "Industrial Complex": Landlord's property in the City of Sunnyvale, Santa Clara County, California, which property is commonly known as: Caribbean Corporate Center, 1310 - 1327 Chesapeake Terrace, Sunnyvale, California.

          (i)    "Demised Premises": that certain portion of one of the buildings (the "Building") in the Industrial Complex located at 1310 Chesapeake Terrace, Sunnyvale, California, and more particularly shown on the floor plans attached hereto as Exhibit "A", which Landlord and Tenant acknowledge and agree for all purposes of this lease to contain 40,000 square feet of rentable area.

          (j)    "Commencement Date": the date the Demised Premises are tendered to Tenant in their "as is" condition promptly following full execution of this lease.

          "Rent Commencement Date": the earlier to occur of (i) the date Tenant commences conducting business in the Demised Premises, or (ii) October 1, 2003.

          (k)   "Lease term": commencing on the Commencement Date and continuing for forty-eight (48) full calendar months after the Rent Commencement Date; provided, however, that if the Rent Commencement Date is a date other than the first day of a calendar month, the lease term shall be extended by the number of days remaining in the calendar month in which the Rent Commencement Date occurs; provided, further, however, that Tenant shall have the right to renew the lease term as more particularly set forth on Exhibit "E" attached hereto.

          (l)    Minimum guaranteed rental shall be paid by Tenant in accordance with the following schedule:

Months	Monthly Minimum Guaranteed Rental
01 - 12:	$24,000.00
13 - 24:	$26,000.00
25 - 36:	$38,000.00
37 - 48:	$40,000.00

          (m)  Prepaid rental: $24,000.00, being an estimate of the initial minimum guaranteed rental for the first month of the lease term, such prepaid rental being due and payable upon execution of this lease by Tenant.

          (n)   Security deposit $300,000.00, such security deposit being due and payable upon execution of this lease by Tenant. See Article 8.

          (o)   Permitted use: Office, warehouse, light manufacturing and other legal uses related thereto, and for no other purpose whatsoever.

          (p)   Tenant's maximum insurance deductible: $5,000.00.

          (q)   "Tenant's Broker": Wayne Mascia & Associates.

          (r)   "Tenants Proportionate Share":

Tenants Pro Rata Share of Building Common Area Costs:	55.11%
Tenant's Pro Rata Share of Parcel Common Area Costs:	27.13%
Tenant's Pro Rata Share of Industrial Complex Common	15.78%
Areas Costs:

          (s)   Tenant parking: 152 unreserved parking spaces.

ARTICLE 2.
GRANTING CLAUSE

        2.1   Landlord leases the Demised Premises to Tenant, and Tenant leases the Demised Premises from Landlord, upon all of the terms and conditions set forth in this lease. Further, provided no event of default has occurred under this lease, Landlord agrees to make available to Tenant, at no additional charge to Tenant, on an unreserved basis in common with the other tenants of the Industrial Complex, the number of parking spaces set out in Section 1.1(s) above.

        2.2   Tenant shall have the right of first opportunity more particularly described on Exhibit "D" attached hereto.

ARTICLE 3.
DELIVERY OF DEMISED PREMISES

        3.1   The Demised Premises are being leased "AS IS", with Tenant accepting all defects, if any, and Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises (without imitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 3.1 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises and to have qualified experts inspect the Demised Premises prior to the execution of this lease.

        3.2   Commencing on the Commencement Date, Tenant shall have full access to the Demised Premises in order to make preparations for its occupancy thereof, including for space planning, construction of tenant improvements, fixturization and the installation of Tenant's telephone and computer equipment and cabling and Tenant's furniture and other personal property. Tenant shall not be obligated to pay minimum guaranteed rental or any common area pass-through charges during this period preceding the Rent Commencement Date. Tenant must provide Landlord with a certificate of insurance prior to gaining possession of the Demised Premises.

        3.3   If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term, covenant and condition of this lease on the part of Tenant to be kept, observed and performed, Tenant shall peaceably enjoy the Demised Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this lease.

ARTICLE 4.
RENT

        4.1   Intentionally deleted.

        4.2   Rental shall accrue from the Rent Commencement Date, and shall be payable to Landlord at Agent's address specified in Section 1.1(g) above or at such other address as Landlord shall so notify Tenant from time to time.

        4.3   Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1(l) of this lease. The first such monthly installment shall be due and payable upon execution of this lease by Tenant, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the lease term following the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Rent Commencement Date to the end of the calendar month during which the Rent Commencement Date shall fall bears to the total number of days in such month. Tenant agrees to pay to Landlord, if assessed by the jurisdiction in which the Industrial Complex is located, any sales, excise or other tax imposed, assessed or levied in connection with Tenant's payment of rents.

        4.4   It is understood that the minimum guaranteed rental is payable on or before the first day of each calendar month following the Rent Commencement Date (in accordance with Sections 4.2 and 4.3 above), without offset or deduction of any nature. In the event any rental is not received within five (5) days after written notice, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to ten percent (10%) of the rental then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental then due at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant (but in no event to exceed 1 1/2% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Notwithstanding the foregoing, such five (5)-day notice period shall not be available to Tenant more than once in any twelve (12)-month period, following which (i.e. on the second (2nd) such occurrence and thereafter) the late charge or interest shall be imposed immediately following failure to pay minimum guaranteed rental when due. Any such late charge or interest payment shall be payable as additional rental under this lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand.

        4.5   If Tenant fails in two (2) consecutive months to make rental payments within five (5) days after it is due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.4 above, as well as any other rights and remedies accruing pursuant to Article 22 or Article 23 below, or any other provision of this lease or at law), that minimum guaranteed rentals are to be paid quarterly in advance instead of monthly, and that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

        4.6   Tenant shall pay when due any and all sales taxes levied, imposed or assessed by the United States of America, the State of California, or any political subdivision thereof or other taxing authority upon the minimum guaranteed rental, additional rent and all other sums payable hereunder.

ARTICLE 5.
FINANCIAL REPORTS

        5.1   Tenant shall, promptly following request by Landlord from time to time, but not more often than once per calendar year, furnish a true and accurate audited statement of its financial condition prepared in conformity with recognized accounting principles and in a form reasonably satisfactory to Landlord. In addition, Landlord may from time to time request of Tenant copies of Tenant's most recent unaudited quarterly financial statements, which shall be delivered to Landlord promptly.

ARTICLE 6.
TENANT'S RESPONSIBILITY FOR TAXES, OTHER REAL ESTATE CHARGES AND INSURANCE EXPENSES

        6.1   Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises which taxes shall be paid when due and before any delinquency. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

        6.2   Tenant shall also be liable for Tenant's Proportionate Share (as specified in Section 1.1(r) above) of all "real estate charges" (as defined below) and "insurance expenses" (as defined below) related to the Industrial Complex or Landlord's ownership of the Industrial Complex. Tenant's obligations under this Section 6.2 shall be prorated during any partial year (i.e., the first year and the last year of the lease term). Tenant's Proportionate Share shall be adjusted as reasonably determined by Landlord in the event that the total rentable area of the buildings in the Industrial Complex shall change after the date hereof. "Real estate charges" shall include ad valorem taxes, general and special assessments, parking surcharges, any tax or charge for governmental services (such as street maintenance or fire protection) which are attributable to the transfer or transaction directly or indirectly represented by this lease, by any sublease or assignment hereunder or by other leases in the Industrial Complex or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer of) any interest or an estate in the Demised Premises and any tax or charge which replaces or is in addition to any of such above-described "real estate charges"; real estate charges shall also include any fees, expenses or costs (including attorneys' fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or the tax rate. "Real estate charges" shall not be deemed to include sales tax payable by Tenant pursuant to Section 4.6 above and any franchise, estate, inheritance or general income tax. "Insurance expenses" shall include all premiums and other expenses incurred by Landlord for liability insurance and fire and extended coverage property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord's sole discretion, may consider appropriate) business interruption, and rent loss, earthquake and any other insurance policy which may be carried by Landlord insuring the Demised Premises, the Common Area, the Industrial Complex, or any improvements thereon.

        6.3   At Landlord's sole option, Landlord and Tenant shaft attempt to obtain separate assessments for Tenant's obligations pursuant to Section 6.1 and, with respect to Section 6.2, for such of the "real estate charges" as are readily susceptible of separate assessment. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Demised Premises free from any lien or attachment moreover, as to all periods of time during the lease term, this covenant of Tenant shall survive the termination of the lease. With regard to the calendar year during which the lease term expires, Landlord at its option either may bill Tenant when the charges become payable or may charge Tenant an estimate of Tenant's pro rata share of whichever charges have been paid directly by Landlord (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year).

        6.4   At such time as Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord any amounts pursuant to one or more of the preceding sections of this Article 6, Landlord may direct that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

        6.5   In the event that any payment due from Tenant to Landlord is not received within five (5) days after its due date for any reason whatsoever, or if any such payment is by check which is returned for insufficient funds, then in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance until paid.

ARTICLE 7.
COMMON AREA

        7.1   The term "Common Area" is defined for all purposes of this lease as that part of the Industrial Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Industrial Complex), parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, recreation/picnic areas, malls and promenades, lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Industrial Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Demised Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of (x) Landlord's ability to prescribe rules and regulations regarding same, and (y) their inclusion for purposes of common area maintenance reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Industrial Complex. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Industrial Complex, which areas may be elevated, surface or underground.

        7.2   Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this lease, its sub-tenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area (excluding roofs of buildings in the Industrial Complex) as constituted from time to time, such use to be in common with Landlord, other tenants in the Industrial Complex and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord's ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

          (a)   Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

          (b)   Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

          (c)   With regard to the roofs of the buildings in the Industrial Complex, use of the roofs is reserved to Landlord, or with regard to any tenant demonstrating to Landlord's satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

        7.3   Landlord shall be responsible for the operation, management and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord, but to be generally in keeping with similar industrial centers within the same geographical area as the Industrial Complex. Landlord shall be the sole determinant of the type and amount of access control services to be provided, if any. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for (i) any unauthorized or criminal entry of third parties into the Demised Premises or Industrial Complex, (ii) any damage to persons or property, except to the extent caused by the gross negligence or willful misconduct of Landlord, or (iii) any loss of property in and about the Demised Premises or Industrial Complex from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of access control services.

        7.4   In addition to the rentals and other charges prescribed in this lease, Tenant shall pay to Landlord Tenant's Proportionate Share of the cost of operation and maintenance of the Common Area which may be incurred by Landlord in its discretion (hereinafter, collectively "Common Area Charges"), including, among other costs, those for lighting, painting, cleaning, policing, inspecting, repairing and replacing; Tenant's Proportionate Share of capital expenditures and expenses incurred by Landlord to increase the operating efficiency of the Industrial Complex or to cause the Common Area to comply with applicable Regulations (as such term is defined in Section 27.1), it being agreed that the cost of such capital expenditures and installation shall be amortized over the reasonable life of the capital expenditure, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles consistently applied; a reasonable portion of whatever management fee Landlord pays to the property manager for the Industrial Complex; a reasonable allowance for Landlord's overhead costs and the cost of any insurance for which Landlord is not reimbursed pursuant to Section 6.2, but specifically excluding all expenses paid or reimbursed pursuant to Article 6. In addition, although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, Landlord and Tenant agree that roof maintenance, repair and replacement shall be included as a common area maintenance item to the extent not specifically allocated to Tenant under this lease nor to another tenant pursuant to its lease. With regard to capital expenditures other than the capital expenditures contemplated by the first sentence of this Section, (i) the original investment in capital improvements, i.e., upon the initial construction of the Industrial Complex, shall not be included, and (ii) improvements and replacements, to the extent capitalized on Landlord's records, shall be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord's interest costs). If this lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, Tenant's reimbursement obligations under this Section 7.4 shall be prorated based upon Landlord's expenses for the entire calendar year. Tenant shall make such payment to Landlord on demand, at intervals not more frequent than monthly. Landlord may, at its option, make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Landlord has the right to establish as a reserve, such amounts as Landlord deems reasonable for the maintenance, repair and restoration of the roof and parking areas of the Industrial Complex. In the event that any payment due from Tenant to Landlord is not received within five (5) days after its due date for any reason whatsoever, or if any such payment is by check which is returned for insufficient funds, then, in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance until paid. Any delay or failure of Landlord in delivering any estimate or statement described in this Section 7.4 or in computing or billing Tenant's Proportionate Share of the foregoing Common Area Charges shall not constitute a waiver of Landlord's right to require an increase in rent as provided herein or in any way impair the continuing obligations of Tenant under this Section.

        7.5   Landlord and Tenant agree that Tenant's Proportionate Share of the Common Area Charges will be divided into the three components set forth in Section 1.1(r) above. For the purposes of this lease, "Building Common Area Costs" shall consist of those Common Area Charges which Landlord determines pertain exclusively to the Building; "Parcel Common Area Costs" shall consist of those Common Area Charges which Landlord determines shall be shared among the buildings located on the same real property tax parcel as Tenant; and "Industrial Complex Common Area Costs" shall consist of those Common Area Charges which Landlord determines shall be shared among all the buildings at the Industrial Complex. For purposes of determining Tenant's Proportionate Share of Common Area Charges, (1) Tenant's Pro Rata Share of Building Common Area Costs shall equal a fraction the numerator of which shall be the square footage of the Premises and the denominator of which shall be the square footage of the Building; (2) Tenant's Pro Rata Share of Parcel Common Area Costs shall equal a fraction the numerator of which shall be the square footage of the Premises and the denominator of which shall be the square footage of all buildings located on the same real property tax parcel as Tenant; and (3) Tenant's Pro Rata Share of Industrial Complex Common Area Costs shall equal a fraction the numerator of which shall be the square footage of the Premises and the denominator of which shall be the square footage of all buildings at the Industrial Complex. Landlord and Tenant expressly acknowledge and agree that for purposes of calculating Tenant's payments of Common Area Charges, the percentages listed as Tenant's Pro Rata Share of Building Common Area Costs, Parcel Common Area Costs and Industrial Complex Common Area Costs in Section 1.1(r) above, respectively, are correct.

ARTICLE 8.
SECURITY DEPOSIT

        8.1   Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(n) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this lease ("Security Deposit"). Tenant agrees that such Security Deposit may be commingled with Landlord's other funds and that such Security Deposit is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant upon termination of this lease (subject to the provisions of Section 19.6 below). Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

        8.2   Alternatively, Tenant may fulfill its obligation to provide a Security Deposit under this lease by delivering to Landlord, either concurrently with the execution of this lease by Tenant, or at any later date during the lease term, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount specified in Section 1.1(n) above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a San Francisco or San Jose service and claim point for the Letter of Credit, have an expiration date not earlier than sixty (60) days after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless written notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord's assignment or other transfer of its interest in this lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for same day payment to Landlord upon the issuer's receipt of a sight draft from Landlord together with Landlord's certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than sixty (60) days after the Expiration Date, then throughout the term hereof, Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirements of this paragraph so that the amount available to Landlord from the Letter(s) of Credit provided hereunder is the amount specified above in Section 1.1(n). Tenant's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If no event of default (or breach that subsequently matures into an event of default) is outstanding at the expiration or termination of this lease, then within sixty (60) days after such expiration or termination, Landlord shall return to Tenant the Letter of Credit or the balance of the Letter of Credit proceeds then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.

        8.3   If Landlord liquidates the Letter of Credit as provided in the penultimate sentence of Section 8.2 above, Landlord shall hold the funds received from the Letter of Credit as security for Tenant's performance under this lease, and Landlord shall not be required to segregate such Security Deposit from its other funds, and no interest shall accrue or be payable to Tenant with respect thereto. Such funds shall be handled in a manner consistent with the terms of Section 8.1 above.

        8.4   Notwithstanding the foregoing provisions of this Article 8 to the contrary, if Tenant has faithfully performed all of its obligations under this lease and is not then and has not been in default hereunder, then the amount of the Security Deposit or Letter of Credit, as applicable, may be reduced to $150,000.00 after the occurrence of three (3) consecutive calendar quarters of profitability by Tenant, as hereafter defined, and as proven to Landlord's reasonable satisfaction following submission to Landlord by Tenant of documentation evidencing same.

        8.5   Notwithstanding the foregoing provisions of this Article 8 to the contrary, if Tenant has faithfully performed all of its obligations under this lease and is not then and has not been in default hereunder, and the reduction described in Section 8.4 has occurred, then the amount of the Security Deposit or Letter of Credit, as applicable, may be reduced from $150,000.00 to $75,000 after the occurrence of two (2) additional consecutive calendar quarters of profitability by Tenant, as hereafter defined, and as proven to Landlord's reasonable satisfaction following submission to Landlord by Tenant of documentation evidencing same.

        8.6   For the purposes of Sections 8.4 and 8.5 above, "consecutive calendar quarters of profitability by Tenant" shall be deemed to have been achieved if either of the following shall occur:

          (a)   Tenant is profitable for three (3) or two (2) consecutive calendar quarters, as applicable; or

          (b)   If Tenant is not profitable for one (1) [and only one] of the three (3) or two (2) consecutive calendar quarters, as applicable, but Tenant is sufficiently profitable in the calendar quarter immediately following it such that the sum of the net loss in the unprofitable calendar quarter plus the net income in the succeeding calendar quarter equals a positive result.

        The calendar quarter preceding the Commencement Date (i.e., ending on June 30, 2003), if profitable, may count toward the three (3) calendar quarters required for Section 8.4 above.

ARTICLE 9.
USE AND CARE OF DEMISED PREMISES

        9.1   The Demised Premises shall be used and occupied by Tenant solely for the permitted use specified in Section 1.1(o) above and for no other purpose. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses and other authorizations necessary to permit Tenant to use and occupy the Demised Premises for the permitted use. Without limiting the generality of the foregoing, Tenant shall not use or store any gasoline or flammable or so called "Red Label materials in or about the Demised Premises. All equipment used within the Demised Premises shall be subject to approval by Landlord's insurance carriers and shall be Underwriters Laboratory or Factory Mutual approved for the uses intended, evidence of which shall be furnished to Landlord upon request. Tenant shall not operate any machinery or equipment in the Demised Premises which, in Landlord's sole discretion, shall cause any excessive noise, vibration, damage or disturbance to the other tenants in the Industrial Complex.

        9.2   Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall not over-load the floors in the Demised Premises, nor deface or injure the Demised Premises; provided, however, that Landlord and Tenant agree that if Tenant needs to reinforce or install anchors in the flooring in portions of the Demised Premises to accommodate Tenant's permitted use, Landlord will not unreasonably withhold its consent to Tenant's request for approval of same nor will Landlord require Tenant to remove at termination any such anchors or reinforcement which, after Tenant restoration, do not leave holes in the floor or cause the floor surface to be uneven. Tenant shall keep the Demised Premises and all sidewalks, service-ways and loading areas adjacent to the Demised Premises neat, clean and free from dirt, rubbish, ice or snow at all times. Tenant shall store all trash and garbage within the Demised Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense (unless Landlord finds its necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Industrial Complex.

ARTICLE 10.
MAINTENANCE AND REPAIR OF DEMISED PREMISES

        10.1 Landlord shall keep the foundation, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installations, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of the interior side of the exterior walls) and the roof (subject to the second sentence in Section 7.4 above) of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant's installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article 17 and Article 18 of this lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Demised Premises or in the Industrial Complex pursuant to Landlord's rights and obligations under this lease, so long as the work is performed without gross negligence or willful misconduct

        10.2 Tenant shall keep the Demised Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including, replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of Section 10.1, Article 17 and Article 18. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement in accordance with all applicable Regulations (as defined in Section 27.1 below) of all lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installations, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Demised Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent; provided, however, that as to the maintenance and repair of the HVAC equipment in the Demised Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for any such work and charging Tenant for all costs thereof. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant At the expiration of this lease, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 10.1, Article 17 and Article 18 of this lease.

        10.3 Tenant waives the right to make repairs at Landlords expense under Sections 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect.

ARTICLE 11.
ALTERATIONS

        11.1 Tenant shall not make any alterations, additions or improvements to the Demised Premises (collectively, the "Alterations") without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises. Tenant shall furnish complete plans and specifications to Landlord at the time it requests Landlord's consent to any Alterations if the desired Alterations (i) will affect the Industrial Complex's mechanical, electrical, plumbing or life safety systems or services, or (ii) will affect any structural component of the Demised Premises or the Industrial Complex, or (iii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority, or (iv) will cost in excess of Twenty-Five Thousand Dollars ($25,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord with ten (10) days after the rendition of a bill for all of Landlord's actual out-of-pocket costs incurred in connection with any Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alterations, such Alterations shall be made by Tenant at Tenant's sole cost and expense by a contractor approved in writing by Landlord, such approval not to be unreasonably withheld. Tenant shall give Landlord not less than ten (10) days advance written notice of the commencement of Tenant's Alterations to enable Landlord to post and record notices of nonresponsibility. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Demised Premises shall be completed in accordance with plans and specifications which must be approved by Landlord, shall be carried out in a good, workmanlike and prompt manner and in accordance with the provisions of Exhibit "C" attached hereto, shall comply with an applicable Regulations of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without limiting the generality of the immediately preceding sentence, any installation or replacement of Tenant's heating or air conditioning equipment must be effected strictly in accordance with Landlord's instructions, the Clean Air Act and any other applicable Regulations. Without Landlord's prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Industrial Complex in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Industrial Complex in order to comply with any applicable Regulations, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Demised Premises upon the expiration or sooner termination of this lease; provided, however, that Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are requested by Landlord to be removed and repair and restore the Demised Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. Notwithstanding the foregoing, at Tenant's request, Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant whether Landlord shall require that the Alteration be removed by Tenant from the Demised Premises at the expiration or earlier termination of the lease term; provided, however, that in all events Tenant shall be obligated to remove the demonstration cell and the light lead shielding around same.

        11.2 All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all governmental requirements and Regulations, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Industrial Complex. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

        11.3 In the event Tenant uses a general contractor to perform construction work within the Demised Premises, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Industrial Complex to which such contractor might at any time be entitled. The delivery of the waiver and release of lien within the time period set forth above shall be a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for its construction work.

        11.4 Nothing contained in this lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Demised Premises or any part thereof. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Demised Premises are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Demised Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE DEMISED PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE DEMISED PREMISES.

        11.5 In the event that Landlord elects to remodel all or any portion of the Industrial Complex, Tenant will cooperate with such remodeling, including Tenant's tolerating temporary inconveniences (and even the temporary removal of Tenant's signs in order to facilitate such remodeling, as it may relate to the exterior of the Demised Premises).

ARTICLE 12.
LANDLORD'S RIGHT OF ACCESS

        12.1 Landlord and Landlord's agents and representatives shall have the right to enter the Demised Premises at any time in case of an emergency, and at all reasonable times for any purpose permitted pursuant to the terms of this lease, including, but not limited to, examining the Demised Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord's sole judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to or through the Demised Premises; showing the Demised Premises to prospective purchasers or mortgagees and during the last year of this lease, prospective tenants; and posting notices of nonresponsibility.

        12.2 If requested in writing by Landlord, Tenant shall give Landlord a key for all of the doors for the Demised Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Demised Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Demised Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Demised Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

ARTICLE 13.
SIGNS; STORE FRONTS

        13.1 Tenant shall not place or permit to be placed any signs upon (i) the roof of the Demised Premises, or (ii) the Common Areas or any exterior area of the Industrial Complex without Landlord's prior written approval which approval shall not be unreasonably withheld or delayed provided any proposed sign for the Demised Premises is placed only in those locations as may be designated by Landlord, complies with the sign criteria promulgated by Landlord from time to time, and complies with applicable city ordinances. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Demised Premises, on the exterior of the Industrial Complex if required in connection with any cleaning, maintenance or repairs to the Industrial Complex or which, in Landlord's reasonable opinion, is of such a nature as to not be in keeping with the standards of the Industrial Complex and if Tenant fails to do so, Landlord may without liability remove the same at Tenant's expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of an tenants in the Industrial Complex.

ARTICLE 14.
UTILITIES

        14.1 Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed at Tenant's sole cost. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Demised Premises during the term of this lease. In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant's equitable share of the cost of such services, as determined by Landlord. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Industrial Complex. Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share. Landlord shall furnish and install all piping, feeders, risers and other connections necessary to bring utilities to the perimeter walls of the Demised Premises. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant's pro rata share of any heating costs and/or other utilities or services furnished to the Common Areas pursuant to Section 7.4.

        14.2 Tenant shall have the right to use the existing heating, air conditioning and ventilation equipment in the Demised Premises, if any. All such equipment shall be maintained, repaired and replaced, as necessary, by Tenant at its sole expense and shall be surrendered by Tenant to Landlord at the end of the term of this lease together with the Demised Premises. Landlord makes no representation or warranty as to the condition or capacity of such equipment. Landlord shall have no obligation whatsoever to provide the Demised Premises with any additional heat, air conditioning, ventilation or hot water.

        14.3 Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of rent on account thereof, in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of

God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

        14.4 Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Demised Premises.

ARTICLE 15.
INSURANCE COVERAGES

        15.1 Landlord shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense (but subject to Article 6 above), causing the industrial Complex to be insured under standard fire and extended coverage insurance (excluding hurricane and storm insurance unless readily obtainable at commercially reasonable rates) and liability insurance (plus whatever endorsements or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord's obligations pursuant to other provisions of this lease. All payments for losses thereunder shall be made solely to Landlord. If the annual premiums charged to Landlord shall exceed the standard rates because Tenant's operations, the contents of the Demised Premises, or improvements made to the Demised Premises beyond standard improvements result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium upon demand therefor by Landlord.

        15.2 Tenant shall procure and maintain throughout the term of this lease, at its sole cost and expense, all of the following insurance coverages:

          (a)   Commercial General Liability Insurance providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists). This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant's obligations under Section 16.2 and Article 21 hereof. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence, or such greater amount as Landlord may from time to time require. If Tenant uses vehicles, owned and non-owned, in any way to carry out business on or about the Industrial Complex, Tenant shaft also maintain Motor Vehicle Liability Insurance; such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage.

          (b)   "All Risk" coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, signs, alterations, furniture, furnishings, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment and interior plumbing against loss or damage by fire, flood, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, containing the waiver of subrogation required in Section 16.3 of this lease and in an amount equal to the full replacement value thereof, with business interruption insurance covering the Demised Premises. Replacement value is understood to mean the cost to replace without deduction for depreciation.

          (c)   State Worker's Compensation Insurance in the statutorily mandated limits.

          (d)   Employer's Liability Insurance with limits of not less than One Hundred Thousand Dollars ($100,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Hundred Thousand ($100,000) per accident and Five Hundred Thousand ($500,000) per each disease, or such greater amount as Landlord may from time to time require.

          (e)   Plate Glass Insurance.

          It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under applicable law) shall name Landlord, SSR Realty Advisors, Inc., the Agent identified in Section 1.1(g), any mortgagee, the managing agent for the Industrial Complex, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:VII or better by Best's Insurance Guide (or such other comparable publication if Best's is no longer published) and which are licensed to do business in the State of California. All such policies shall be written as primary policies with deductibles not to exceed the amount specified in Section 1.1(p) above: provided, however, that the deductible for the Plate Glass Insurance shall not exceed Two Hundred Fifty Dollars ($250). Any other policies, including Landlord's policy, will serve as excess coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto (or certificates evidencing that the required insurance coverages and endorsements, including waiver of subrogation, are in full force and effect) to Landlord, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that (1) such policies are fully paid for, and (2) no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days' prior written notice by registered mail from the insurer to Landlord, as well as to Landlord's managing agent (at the address for the payment of rent set forth in Section 4.2 above). Whenever, in Landlord's reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within fifteen (15) days of receipt of Landlord's request therefor, obtain the insurance at its own expense. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rental hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1-1/2% per month) from the date of payment by Landlord until repaid by Tenant.

        15.3 In addition to the foregoing, Tenant shall obtain certificates of insurance evidencing Commercial General Liability Insurance, including Completed Operations, Motor Vehicle Liability Insurance, Worker's Compensation Insurance and Employer's Liability Insurance in the amounts required above from any contractor or subcontractor engaged by Tenant for repairs or maintenance during the lease term, and such liability insurance shall name Landlord, SSR Realty Advisors, Inc., South Bay Development Company or any successor property manager or managing agent for the Complex, any mortgagee, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear.

ARTICLE 16.
WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBLETTING

        16.1 Landlord and Landlord's agents and employees shall not be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises or other portions of the Industrial Complex becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's willful failure to make repairs required to be made by Landlord hereunder, after the expiation of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Industrial Complex or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

        16.2 Landlord shall not be liable to Tenant or to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or of any other person entering the Industrial Complex under express or implied invitation of Tenant (with the exception of invitees in the Common Area), or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this lease; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Furthermore, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liability, claims, demands, causes of action of any kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Demised Premises and Tenant's operations or activities in the Industrial Complex. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit referenced hereinabove at Tenant's expense by counsel satisfactory to Landlord in its sole discretion.

        16.3 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 16.3 is cumulative with any releases or exculpation's which may be contained in other provisions of this lease. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall immediately notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this lease. The provisions of this Article 16 shall survive the expiration or sooner termination of this lease.

ARTICLE 17.
DAMAGES BY CASUALTY

        17.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

        17.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the Building is destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) such Building is destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on such Building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, or (d) the Demised Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty, which notice shall include Landlord's reasonable estimate of the time needed to substantially restore the Demised Premises ("Landlord's Estimate"), and, if Landlord elects to rebuild and repair, Landlord shall proceed to do so with reasonable diligence and at its sole cost and expense. Notwithstanding anything to the contrary in this Section 17.2, in the event (i) the Building is destroyed or rendered untenantable or (ii) the Demised Premises are substantially damaged and the repair of such damage will not (per Landlord's Estimate) be substantially completed within two hundred forty (240) days of the casualty, then Tenant may elect to terminate this lease without penalty by notice given to Landlord within fifteen (15) days of Tenant's receipt of Landlord's Estimate (or prior thereto in the event the Demised Premises are destroyed or rendered untenantable). In the event that Landlord should fail to substantially complete such repairs and restoration by the date set forth in Landlord's Estimate, Tenant may elect to terminate this lease by written notice to Landlord ("Tenant's Termination Notice"), such termination to be effective thirty (30) days after Landlord's receipt of such notice; provided, however, that if within ten (10) days of Landlord's receipt of Tenant's Termination Notice, Landlord shall notify Tenant that it estimates that such repairs and material restoration can be completed within thirty (30) days after the original date estimated by Landlord, then Tenant's Termination Notice shall be void and of no further force and effect. If, however, Landlord does not complete such repairs and material restoration within such thirty (30) day period, Tenant may at its option and as its sole remedy for such delay terminate this lease by delivering written notice to Landlord, within ten (10) days after the expiration of said period of time, whereupon the lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this lease for the expiration of the term.

        17.3 Landlord's obligation to rebuild and repair under this Article 17 shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures, signs and equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant.

        17.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the minimum guaranteed rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the charges provided for herein.

        17.5 Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import

ARTICLE 18.
EMINENT DOMAIN

        18.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

        18.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this lease shall not terminate; however, the minimum guaranteed rental payable hereunder during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining premises required to make the remaining portions of the Demised Premises an architectural whole, but in no event shall Landlord be required to expend an amount greater than the award actually received by Landlord in connection with such taking.

        18.3 If any part of the Common Area should be taken as aforesaid, this lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this lease if the area of the Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Industrial Complex shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

        18.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

        18.5 The rights contained in this Article 18 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

        18.6 Notwithstanding anything to the contrary, Landlord may terminate this lease with no further liability to Tenant if (i) fifty percent (50%) or more of the gross leasable area of the Industrial Complex is taken or (ii) if following any taking, Landlord's mortgagee elects to require Landlord to apply all or a portion of such award to the outstanding indebtedness.

ARTICLE 19.
ASSIGNMENT AND SUBLETTING

        19.1 Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 29.4 of this lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as Landlord's desired tenant mix and the reputation and net worth of the proposed transferee. Further, Landlord shall not be required to consent to any assignment or sublease that would result in a violation of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any purported assignment or sublease that would result in a violation of ERISA shall be void and of no effect. Landlord shall be entitled to charge Tenant a reasonable fee for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In all events, Landlord can refuse to consent to an assignment or sublease if there shall exist any uncured default of Tenant or a matter which will become a default with the passage of time.

        19.2 If Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent), the loss of a majority of such voting rights or ownership interests shall be deemed an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of Section 19.1 above. The previous sentence shall not apply, however, if at the time of the execution of this lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market. Furthermore, the disposition and acquisition of shares in the initial public offering of the stock of the Tenant originally named herein, or the private placement of the stock of the Tenant originally named herein in connection with equity financing purposes only, shall not be deemed a violation of the terms of this Section 19.2.

        19.3 Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (the "Bankruptcy Code"), shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all obligations of Tenant arising under this lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises. In the event this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

        19.4 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sub-lettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 4.2 of this lease (to be applied as a credit and offset to Tenant's rental obligation).

        19.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises.

        19.6 In the event of the transfer and assignment by Landlord of its interest in this lease and in the Building to a person expressly assuming Landlord's obligations under this lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

        19.7 Notwithstanding anything to the contrary contained herein, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this lease, or in the case of a proposed subletting of less than the entire Demised Premises for substantially all of the remaining term of this lease, to recapture the portion of the Demised Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Landlord giving Tenant written notice within twenty (20) days following Landlord's receipt of Tenant's written notice as required above. If this lease shall be terminated with respect to the entire Demised Premises, the term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term. If Landlord recaptures only a portion of the Demised Premises (in the event of a proposed subletting of less than the entire Demised Premises as above described), the minimum guaranteed rental during the unexpired term shall abate, proportionately, based on the minimum guaranteed rental due as of the date immediately prior to such recapture.

        19.8 Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

ARTICLE 20.
SUBORDINATION; ATTORNMENT; ESTOPPELS

        20.1 Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Industrial Complex or any portion of the Industrial Complex which includes the Demised Premises, and to any renewals, modifications and extensions thereof and this subordination shall be self operative and no further instrument of subordination is needed. Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this lease; provided, however, notwithstanding that this lease may be (or is made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during or with respect to Landlord's ownership, any amendment or modification made to this lease without its prior written consent or any offsets or claims against Landlord; further provided that the provisions of a mortgage, deed of trust or other lien relative to the right of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Industrial Complex as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord may request. If the holder of any mortgage, indenture or deed of trust or similar instrument (each a "Mortgagee") succeeds to Landlord's interest in the Demised Premises, Tenant shall, upon request of any such Mortgagee, automatically become the tenant of and attorn to and recognize such Mortgagee as the landlord under this lease and will pay to it all rents and other amounts payable by Tenant under this lease, in accordance with the applicable terms of this lease. Notwithstanding that the foregoing provisions of this Section are self-operative, upon request of Landlord or any Mortgagee, Tenant shall execute and deliver to Landlord and to such Mortgagee a subordination and attornment agreement in recordable form confirming the foregoing and otherwise in form and substance acceptable to Landlord and such Mortgagee.

        20.2 Tenant may not exercise any remedies for default by Landlord hereunder unless and until Landlord and the holder(s) of any indebtedness secured by mortgage, deed of trust or other lien on the Demised Premises shall have received written notice of such default and a reasonable time (not less than 60 days) shall thereafter have elapsed without the default having been cured.

        20.3 Tenant agrees that it will from time to time, within seven (7) days of receipt of written request from Landlord, execute and deliver to Landlord a written statement addressed to Landlord (and to such other parties as may be designated by Landlord), which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord is not in default as to any obligations of Landlord under this lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article 20, and shall contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within seven (7) days after Tenant's receipt of a written request from Landlord to Tenant.

ARTICLE 21.
TENANT'S INDEMNIFICATION

        21.1 Tenant shall indemnify, defend and hold harmless Landlord, Landlord's asset manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages (including consequential and punitive damages) arising from Tenant's use of the Demised Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Demised Premises, and shall further indemnify, defend and hold harmless the

Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its sole discretion. As a material part of the consideration to Landlord for this lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises from any cause, and Tenant hereby waives all claims with respect thereto against landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Demised Premises. The provisions of this Article 21 shall survive the expiration or sooner termination of this lease.

        21.2 All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Industrial Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the electrical service, ventilation, or for any latent defect in the Demised Premises.

        21.3 The parties hereto acknowledge that all or a part of the Demised Premises may be used for the storage and shipment of goods not owned by Tenant, and Landlord is not willing to enter into this lease unless Tenant indemnifies the Indemnitees to Landlord's satisfaction from any liability on the part of the Indemnitees to the owner(s) of such goods for damage to the same arising out of any acts or omissions of the Indemnitees. As a material inducement to Landlord to enter into this lease, Tenant agrees to defend, indemnify and hold the Indemnitees harmless from and against any and all losses, claims, liabilities, obligations and damages imposed upon or incurred or asserted against the Indemnitees by reason of damage to goods of persons storing such goods with Tenant, notwithstanding the fact that such losses, claims, liabilities, obligations or damages may have been caused by the acts or omissions of Landlord. Tenant agrees that at all times during which it shall store goods not owned by it in the Demised Premises, it shall insure the indemnity described under this Section 21.3 in a manner reasonably satisfactory to Landlord. Landlord shall not be deemed a bailee, consignee, or warehouseman (or responsible for the standard of care incidental thereto) with respect to any goods stored or shipped to or from the Demised Premises for consignment or bailment and Tenant shall insert a cause to that effect in all warehouse receipts or consignment agreements for the storage or shipment of goods to or from the Demised Premises.

ARTICLE 22.
DEFAULT BY TENANT AND REMEDIES

        22.1 The following events shall be deemed to be events of default by Tenant under this lease:

          (a)   Tenant shall fail to pay any installment of rental or any other obligation under this lease involving the payment of money and such failure shall continue for a period of five (5) days after written notice thereof to Tenant; provided, however, that for each calendar year during which Landlord has already given Tenant one (1) written notice of the failure to pay an installment of rental, no further notice shall be required (i.e., the event of default will automatically occur on the fifth (5th) day after the day upon which the rental was due); and provided further that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure.

          (b)   Tenant shall fail to comply with any provision of this lease, other than as described in Section 22.1(a) above, and either (i) shall not cure such failure within fifteen (15) days after written notice thereof to Tenant (or if the noncompliance cannot by its nature be cured within the 15-day period, if Tenant fails to commence to cure such noncompliance within the 15-day period and thereafter diligently prosecute such cure to completion), or (ii) shall cure that particular failure but shall again fail to comply with the same provision of this lease within three (3) months after Landlord's written notice; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq of the California Code of Civil Procedure.

          (c)   Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (d)   Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.

          (e)   A receiver or Trustee shall be appointed for the Demised Premises (expressly excluding a receiver appointed for the Industrial Complex or any portion thereof because of a default by Landlord in any of its obligations with respect to the Industrial Complex or any loan encumbering same) or for all or substantially all of the assets of Tenant or any guarantor of Tenants obligations under this lease.

          (f)    Tenant shall desert or vacate or shall commence to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

          (g)   Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Industrial Complex and Tenant shall have failed to release such lien of record by payment or by recording a proper bond by the date which is ten (10) days after written notice to Tenant of the imposition of such lien.

          (h)   Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith for equivalent consideration, or with Landlord's consent.

          (i)    The default of any guarantors of Tenant's obligations hereunder under any guaranty of this lease, or the attempted repudiation or revocation of any such guaranty.

        22.2 Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies to the extent permitted by law:

          (a)   Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1 1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

          (b)   Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this lease or, having opened for business, deserts or vacates the Demised Premises, Landlord may enter upon and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this Section 22.2(b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this lease and that actually collected by Landlord. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Demised Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Finally, it is agreed that in the event of any default described in Section 22.1(g) of this lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action. No action or inaction by Landlord including, without limitation, the re-entry or taking of possession of the Demised Premises by Landlord pursuant to this Section 22.2(b) shall be construed as an election to terminate this lease or as interference with Tenant's rights of possession, assignment or subletting unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this lease for any such default.

          (c)   Landlord may terminate this lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord. In the event that Landlord shall elect to so terminate this lease, then Landlord may recover from Tenant:

            (i)    The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            (ii)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

            (iii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

            (iv)  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course would be likely to result therefrom, plus

            (v)   At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

      As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Demised Premises after any termination of this lease.

          (d)   In addition to all other rights and remedies provided Landlord in this lease and by law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the lease, subject to reasonable limitations).

        22.3 It is expressly agreed that in determining "the unpaid rent" as that term is used throughout Sections 2.22(c)(i) and 22.2(c)(ii) above, there shall be added to the minimum guaranteed rental (as specified in Section 1.1(l) of this lease) a sum equal to the charges for maintenance of the Common Area (as specified in Section 7.4 of this lease), and the payments for taxes, charges and insurance (as specified in Article 6 of this Lease).

        22.4 It is further agreed that, in addition to payments required pursuant to Sections 22.2(b) and 22.2(c) above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default (including, among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Industrial Complex) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

        22.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

        22.6 If on account of any breach or default by Tenant in its obligations hereunder, Landlord shall employ an attorney to present, enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees incurred by Landlord in such connection.

        22.7 Intentionally deleted.

        22.8 In the event of any default described in Section 22.1(d) of this lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code and, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this lease is effective: (i) all defaults under Section 22.1(a) of this lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this lease other than under Section 22.1(d) must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption) and an advance prepayment of minimum guaranteed rent in the amount of three (3) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with Section 22.7 above and deemed to be rent under this lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

          (a)   In the event this lease is assumed in accordance with the requirements of the Bankruptcy Code and this lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this lease.

ARTICLE 23.
INTENTIONALLY DELETED

ARTICLE 24.
HOLDING OVER

        24.1 In the event Tenant remains in possession of the Demised Premises after the expiration of this lease and without the execution of a new lease or an amendment hereto, it shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental herein provided plus one hundred percent (100%) of such amount and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy. Notwithstanding the foregoing, so tong as Landlord does not have a letter of intent under negotiation (or executed) for some or all of the Demised Premises with a bona fide third party replacement tenant which desires occupancy or access to make tenant improvements during the holdover period, Tenant's holdover rent for the first month following the term expiration date shall be set at a rental equal to the rental herein provided plus fifty percent (50%) of such amount, and Tenant's holdover rent for the second month following the term expiration date shall be set at a rental equal to the rental herein provided plus seventy-five percent (75%) of such amount, in each case subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy. Neither any provision hereof nor acceptance by Landlord of rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this lease or an extension of the term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Demised Premises upon the expiration of the term of this lease or upon the earlier termination hereof, the right to reenter the Demised Premises, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Demised Premises on the expiration or earlier termination of this lease in accordance with the provisions of this lease.

ARTICLE 25.
NOTICES

        25.1 Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

        25.2 If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notice and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Tenant agrees that actions by Landlord and notices to Tenant hereunder may be taken or given by Agent, Landlord's attorney, or any other property manager or agent.

        25.3 A copy of any notice or document required or permitted to be delivered hereunder to Landlord shall simultaneously be delivered to Agent.

ARTICLE 26.
COMMISSIONS

        26.1 Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this lease, other than Agent and Tenant's Broker, whose commissions shall be paid by Landlord. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this lease or the negotiation hereof:

ARTICLE 27.
REGULATIONS

        27.1 Landlord and Tenant acknowledge that there are now in effect and may hereafter be enacted or go into effect federal, state, county and municipal laws, orders, rules, directives and regulations relating to or affecting the Demised Premises or the Industrial Complex, concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and the conduct of business, including, without limitation, the Americans With Disabilities Act of 1990 and the Clean Air Act and regulations issued thereunder (all of the foregoing, as amended from time to time, being herein called the "Regulations"). Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said Regulations. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Industrial Complex or the Demised Premises pursuant to said Regulations or any charges imposed upon Tenant, Tenant's customers or other invitees pursuant to same. As a material part of the consideration to Landlord for this lease, Tenant acknowledges that Landlord shall have no liability to Tenant to the extent Landlord, acting in good faith, complies with any governmental law, regulation or order, including without limitation the USA Patriot's Act (also known as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001").

        27.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the "Maximum Charge") permitted by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then prescribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this Section, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this Section or of this lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

        27.3 Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Demised Premises to accommodate disabled employees and customers of Tenant, including without limitation, the requirements under the Americans With Disabilities Act of 1990 and any equivalent California law. Any alterations made to the Demised Premises in order to comply with either statute must be made solely at Tenant's expense and in compliance with any terms and requirements of this lease. Landlord agrees to make reasonable efforts to ensure that the Common Area is in compliance with the applicable disability access laws as of the date hereof. If a complaint is received by Landlord from either a private or government source regarding disability access to the Common Area of the Industrial Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. If Landlord decides to make alterations to the Common Area of the Industrial Complex in response to any such complaints or in response to legal requirements Landlord considers to be applicable to the Common Area of the Industrial Complex, the cost of such alterations shall be included in the Common Area maintenance charge under this lease. Landlord and Tenant agree that so long as the governmental entity or entities charged with enforcing such statutes have not expressly required Landlord to take specific action to effectuate compliance with such statutes, Landlord shall be conclusively deemed to be in compliance with such statutes. Tenant agrees to provide Landlord with written notice should Tenant become aware of a violation of such statutes with respect to the Common Area. In the event Landlord is required to take action to effectuate compliance with such statutes, Landlord shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, which period of time shall be extended by any time necessary to cause any necessary improvements and alterations to be made.

ARTICLE 28.
HAZARDOUS MATERIALS

        28.1 During the term of this lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 28.7 hereof) applicable to the operation or use of the Demised Premises, will cause all other persons occupying or using the Demised Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for the operation or use of the Demised Premises.

        28.2 Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 28.7 hereof) on the Demised Premises, or the Industrial Complex, or transport or permit the transportation of Hazardous Materials to or from the Demised Premises or the Industrial Complex except for limited quantities used or stored at the Demised Premises and required in connection with the routine operation and maintenance of the Demised Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

        28.3 At any time and from time to time during the term of this lease, Landlord may perform an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. The cost of any such environmental site assessment shall be borne by Landlord unless (i) Landlord initiates same based on Landlord's reasonable belief that Tenant has caused or permitted a Hazardous Materials problem on or at the Demised Premises, (ii) the results of such assessment indicate that Tenant has caused or permitted a

Hazardous Materials problem on or at the Demised Premises, or (iii) such assessment is initiated by Landlord incident to the occurrence of an event of default by Tenant under this Article 28. If Tenant shall be held responsible for the costs of the assessment as above described, Tenant shall promptly pay Landlord for the reasonable costs of such assessment on demand.

        28.4 Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 28.7 hereof) against Tenant relating to the Demised Premises or the Industrial Complex; (2) any condition or occurrence on the Demised Premises or the Industrial Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (3) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Demised Premises or the Industrial Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

        28.5 Tenant will not change or permit to be changed the present use of the Demised Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Demised Premises except for those described in Section 28.2 above.

        28.6 Tenant agrees to defend, indemnify and hold harmless the Indemnitees (as defined in Section 21.1) from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Industrial Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Demised Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Article 28 shall survive the expiration or sooner termination of this lease.

          (a)   To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

          (b)   All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the lesser of (i) eighteen (18%) percent per annum, or (ii) the maximum legal rate of interest allowed in the State of California, from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

        28.7 (a) "Hazardous Materials" means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances, "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority; (b) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (d) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

        28.8 In no event shall Tenant be liable for any costs, losses or claims due to the presence of Hazardous Materials in the Demised Premises (i) if such Hazardous Materials were present in the Demised Premises prior to Tenant's occupancy of the Demised Premises (other than as a result of Tenants acts or omissions), or (ii) if such Hazardous Materials were present in the Demised Premises solely as the result of Landlord's acts or omissions.

ARTICLE 29.
MISCELLANEOUS

        29.1 Nothing in this lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

        29.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this lease, it being agreed that the obligations of Landlord under this tease are independent of Tenants obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

        29.3 The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Industrial Complex, and Tenant agrees to look solely to Landlord's interest in the Industrial

Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

        29.4 In all circumstances under this lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 19.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

        29.5 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party, except for the payment of rent due hereunder.

        29.6 If any provision of this lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby.

        29.7 Intentionally deleted.

        29.8 The laws of the State of California shall govern the interpretation, validity, performance and enforcement of this lease. Venue for any action under this lease shall be the county in which rentals are due pursuant to Section 4.2 and Section 1.1 of this lease.

        29.9 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

        29.10 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

        29.11 All covenants and obligations contained within this lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, and its permitted successors and assigns.

        29.12 This lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this lease. No brochure, rendering, information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

        29.13 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

        29.14 No waiver of any of the terms, covenants, provisions, conditions, rules and regulations imposed by this lease, and no waiver of any legal or equitable relief or remedy, shall be implied by the failure of Landlord to assert any rights, declare any forfeiture, or for any other reason. No waiver of any of the terms, provisions, covenants, conditions, rules and regulations shall be valid unless it shall be in writing signed by Landlord. No waiver by Landlord or forgiveness of performance by Landlord for one or more tenants shall constitute a waiver or forgiveness of performance in respect to Tenant.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this lease shall be deemed an acceptance of a surrender of the Demised Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this lease or a surrender of the Demised Premises. The acceptance of any rent by Landlord following a breach of this lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

        29.15 Tenant shall deliver and surrender to Landlord possession of the Demised Premises (including all of Tenant's permanent work upon and to the Demised Premises, all replacements and all fixtures permanently attached to the Demised Premises) immediately upon the expiration of the term or the termination of this lease in as good condition and repair as the same were on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted) and deliver the keys at the office of Landlord or Landlord's agent; provided, however, that upon Landlord's request made at least thirty (30) days prior to the end of the term, or the date Tenant is otherwise required to vacate the Demised Premises, Tenant shall remove all fixtures and equipment affixed to the Demised Premises by Tenant, and repair and restore the Demised Premises to their condition on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted), at Tenant's sole expense, subject to the last sentence of Section 11.1 above. The removal shall be performed prior to the earlier of the end of the term or the date Tenant is required to vacate the Demised Premises.

        29.16 Tenant shall not record this lease. Without the prior written consent of Landlord, Tenant shall not record any memorandum of this lease, short form or other reference to this lease.

        29.17 The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises or any other space in the Industrial Complex, and shall not vest any right in Tenant. This lease shall become effective as a lease only upon its execution and delivery by the parties.

        29.18 LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

        29.19 If Tenant is a corporation (including any form of professional association), then each individual executing or attesting this lease on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute or attest and deliver this lease on behalf of such corporation. If Tenant is a partnership (general or limited) or limited liability company, then each individual executing this lease on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        29.20 This lease consists of twenty-nine Articles and Exhibits "A" through "E". With the exception of Article 7, in the event any provision of an exhibit shall be inconsistent with a provision in the body of the lease, the provision as set forth in the exhibit shall be deemed to control.

        EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

        LANDLORD:

MP CARIBBEAN, INC. a Delaware corporation
	By:	/s/ THOMAS KLUGHER

	Name:	Thomas Klugher

	Title:	Vice President

	Date of Signature:	7/14/03
TENANT:
ACCURAY INCORPORATED, a California corporation
	By:	/s/ Chris A. Raanes

	Name:	Chris A. Raanes

	Title:	COO

	By:	/s/ John M. Harland

	Name:	John M. Harland

	Title:	CFO and Ass't Secretary

	Date of Signature:	11 July, 2003

A-1

A-2

EXHIBIT "B"

CONSTRUCTION; TENANT ACCEPTANCE OF SPACE "AS IS"

ARTICLE I. GENERAL

        Tenant hereby accepts the Demised Premises "as is" and "ready for occupancy." Subject to Article IV below, Landlord shall have no obligation to perform any tenant improvements in the Demised Premises or to fund any such improvements. Prior to any modification of the Demised Premises by or on behalf of Tenant, Tenant shall adhere to the following as well as the provisions contained in Article 11 of the lease:

ARTICLE II. PRE-CONSTRUCTION OBLIGATIONS

        A.    Complete plans, diagrams, schedules and other data relating to work to be performed by Tenant in the Demised Premises must be furnished by Tenant to Landlord in form sufficient to obtain a building permit. Without limiting the generality of the immediately preceding sentence, Tenant's submissions must include a floor plan, a reflected ceiling plan, a plumbing plan, elevations of walls and a fixture plan. All drawings shall be at scale of either 1/8" or 1/4".

        B.    Tenant shall secure Landlord's written approval of all designs, plans, specifications, materials, contractors and contracts for work to be performed by Tenant before beginning the work (including following whatever "work letter" instructions, if any, which Landlord may deliver to Tenant in connection with the work), and shall secure all necessary licenses and permits to be used in performing the work. Tenant's finished work shall be subject to Landlord's approval and acceptance.

        C.    The insurance requirements under Article 15 of this lease and the indemnity requirements under Article 16 of this lease shall expressly apply during the construction contemplated in this exhibit, and Tenant shall provide evidence of appropriate insurance coverage prior to beginning any of Tenant's work. Tenant shall provide Landlord with evidence of insurance covering both Tenant and Tenant's contractor against damage to their personal property, as well as against third-party liability and workers' compensation claims arising out of all construction and associated activities. All policies of insurance shall be subject to Landlord's prior approval and shall be endorsed showing Landlord as an additional named insured (or if permitted by Landlord, may provide a waiver of subrogation against Landlord).

ARTICLE III. DESCRIPTION OF TENANT'S WORK

        A.    Signs: Tenant shall pay for all signs and the installation thereof, including the electrical hook-up, subject to the provisions of Section 13.1 of this lease.

        B.    Utilities: All meters or other measuring devices in connection with utility services shall be provided by Tenant. All service deposits shall be made by Tenant at Tenant's expense.

        C.    All work undertaken by Tenant shall be at Tenant's expense and shall not damage the Building or any part thereof. Any roof penetration shall be performed by Landlord's roofer or, at Landlord's option, by a bonded roofer approved in advance by Landlord. The work shall be begun only after Landlord has given consent, which consent shall in part be conditioned upon Tenant's plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of the equipment being installed. Tenant shall also be responsible for obtaining and paying for professional inspections of any structural work (including, without limitation, any roof work or concrete work).

        D.    All work performed by or at the behest of Tenant shall be in compliance with all applicable Regulations.

B-1

        E.    Any code-required upgrades to the Demised Premises required as a result of Tenant's work performed under the terms of this Exhibit "B" or under the terms of Article 11 of the lease shall be at Tenant's sole cost and expense, and shall not be deemed warranted by Landlord.

        F.     Subject to Landlord's prior approval of the exact location, not to be unreasonably withheld, and subject to applicable law, Tenant, at its own expense, shall be authorized to identify up to twenty (20) parking spaces near the entrance to the Demised Premises as "visitor parking" spots and may stencil the curbs accordingly. Up to four (4) of said twenty (20) spots closest to the front door of the Demised Premises may be stenciled as "Accuray Visitor Parking" spots. Landlord shall have no obligation to police or monitor compliance with same by visitors to the Industrial Complex or other tenants thereof. Landlord hereby approves the twenty (20) parking spaces designated on the attached Exhibit "B-1".

ARTICLE IV. TENANT IMPROVEMENT ALLOWANCE

        A.    Tenant shall be entitled to a tenant improvement allowance (the "Tenant Improvement Allowance") in the maximum amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Demised Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements for Tenant Improvements in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding the foregoing, no portion of the Tenant Improvement Allowance may be applied to Tenant Improvements made to any portion of the Demised Premises which is then the subject of a sublease, or Tenant Improvements made to prepare any portion of the Demised Premises for a proposed or anticipated subtenant or assignee, or for material or supplies not located on the Demised Premises. The Tenant Improvement Allowance may, however, be used for (i) the purchase and installation of Tenants onsite telephone system and cabling, (ii) furnishings for the Demised Premises, and (iii) Tenant's relocation costs.

        B.    Landlord shall reimburse Tenant for costs and expenses actually incurred by Tenant for work actually performed, construction in place and/or materials delivered to the Demised Premises in connection with the design and construction of the Tenant Improvements (as described in Paragraph IV.A above) upon receipt (not more frequently than monthly) of (i) a written request from Tenant for reimbursement, (ii) invoices of Tenant's contractor, subcontractors or suppliers, as applicable, with evidence of payment thereof, (iii) conditional lien waivers executed by Tenant's contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the reimbursement request, (iv) in the case of final payment, unconditional lien waivers and mechanic's lien releases executed by Tenant's contractor, subcontractors or suppliers, as applicable (all such waivers and releases to be in the form prescribed by California Civil Code Section 3262), and (v) all other information and documentation reasonably requested by Landlord. Landlord may withhold the amount of any and all retentions provided for in the original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and mechanic's lien releases executed by Tenant's contractor, subcontractors or suppliers, as applicable.

        C.    Under no circumstances shall Landlord be required to fund any portion of the Tenant Improvement Allowance when Tenant is in default under this lease.

        D.    In the event any portion of the Tenant Improvement Allowance has not been funded as a reimbursement by that date which is one hundred eighty (180) days after the Commencement Date of this lease, such amount shall no longer be available for the payment of expenses in connection with the Tenant Improvements and shall be forfeited

B-2

EXHIBIT "B-1"

DIAGRAM OF VISITOR PARKING SPACES

[See Attached]

EXHIBIT B-1

Chesapeake Terrace
Water Fountain
1310-1314 Chesapeake Ter. 72,576 SF
1320-1324 Chesapeake Ter. 74,880 SF

r = reserved v = visitor

B-1-11

EXHIBIT "C"

TENANT CONSTRUCTION RULES AND REGULATIONS

        1.     All demolition, removals and other categories of work that may inconvenience other tenants or disturb building operations must be scheduled and performed before or after normal working hours, and the property manager for the Industrial Complex (the "Property Manager") shall be provided with at least twenty-four (24) hours notice prior to proceeding with such work.

        2.     All structural and floor loading requirements shall be subject to the prior approval of the Industrial Complex's structural engineer. Approval shall be obtained by Tenant and any fees shall be at Tenant's sole expense.

        3.     All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the prior approval of Landlord's mechanical and electrical engineers. When necessary, Property Manager will require engineering and shop drawings, which drawings must be approved by Property Manager before the work is started. Drawings shall be prepared by Tenant and all approvals shall be obtained by Tenant.

        4.     If the shutdown of risers and mains for electrical, HVAC, sprinkler and/or plumbing work is required, such work shall be supervised by a representative of Landlord at Tenant's sole expense at a time approved in advance by Property Manager.

        5.     Tenant's general contractor is responsible to do all of the following:

          (a)   Properly supervise construction at the Demised Premises at all times.

          (b)   Police the work at all times, continually keeping the affected space(s) safe and orderly.

          (c)   Maintain the cleanliness and protection of all affected areas.

          (d)   Avoid and prevent the disturbance of other tenants.

        6.     If Tenant's general contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Landlord's personnel.

        7.     No electrical cords are to be stretched across any walkways or public areas in any manner that would cause any safety hazard.

        8.     Radios may not be played if the sound can be heard in the Common Area or in other tenant suites.

        9.     Electrical rooms may not be used to store any materials, fixtures, etc.

        10.   All sprinkler shut downs, draining or filling shall be scheduled and coordinated with the Landlord's chief engineer or his delegate.

        11.   Bracing, soldering or welding shall be scheduled in advance with Property Manager.

        12.   Dust shall be kept at a minimum to avoid smoke detector activation.

        13.   If requested by Tenant, Property Manager shall provide space in the parking lot at a location to be determined by Landlord for a trash and debris bin during construction of the tenant improvements.

        14.   Damage to any pre-installed fixtures (e.g., water fountains, sinks, lights, commodes, signage, etc.) shall be repaired at Tenant's sole expense.

        15.   Tenant's general contractor shall coordinate the keying schedule, Tenant's key requirements and cylinder installation with Landlord's designated locksmith.

C-1

        16.   Where appropriate, Tenant shall submit to Property Manager a final "as-built' set of drawings showing all items of work in full detail. "As-built" shall be sepias, vellums, mylars or on Autocad.

        17.   Throughout the construction period and upon conclusion of the work, Tenant's general contractor shall cause the work areas and all other affected areas to be clean and free of debris.

C-2

EXHIBIT "D"

RIGHT OF FIRST OPPORTUNITY

        On condition that Tenant has fully complied with all the terms and conditions of this lease and is not then in default under any of the terms and conditions of the lease beyond any applicable notice and cure period, Tenant shall have a one-time right of first opportunity to negotiate a lease amendment to expand the Demised Premises to incorporate the entirety of the adjacent 32,576 square foot space in the Building commonly known as 1314 Chesapeake Terrace (the "Adjacent Space") when Landlord notifies Tenant ("Landlord's Notice") that Landlord is ready to enter into lease negotiations for such space with a third party.

        (a)   When Landlord is about to enter into such lease negotiations, Landlord shall deliver Landlord's Notice of Tenant's opportunity to negotiate, and shall identify in Landlord's Notice the minimum guaranteed rental for the Adjacent Space. The annual minimum guaranteed rental payable by Tenant for the Adjacent Space for the remainder of the term shall be set at the then fair market rental value for the Adjacent Space as determined by Landlord in its sole good faith discretion. The lease term for the Adjacent Space shall be coterminous with the term for the Demised Premises and shall commence upon delivery.

        (b)   Tenant shall have (5) days from receipt of Landlord's Notice in which to notify Landlord in writing of Tenant's decision and/or to negotiate an alternative minimum guaranteed rental amount. If Tenant accepts Landlord's proposal, or if the parties mutually agree within said five (5) day period to an alternative proposal, then Landlord and Tenant shall, within ten (10) days, execute an amendment to this lease incorporating the Adjacent Space into the Demised Premises, setting forth Tenant's minimum guaranteed rental and new proportionate shares, and any other adjustments to the lease negotiated by the parties (or logically necessitated by the addition of the Adjacent Space). If Tenant declines Landlord's proposal (or otherwise does not reach agreement with Landlord regarding terms for the expansion), or if Tenant does not timely respond to Landlord's proposal, Landlord shall then be free to lease the Adjacent Space to any third party or parties on such terms as Landlord may elect in its sole and absolute discretion, without any further liability to Tenant whatsoever with respect to the Adjacent Space.

        (c)   If the Demised Premises are expanded as hereinabove provided, the Adjacent Space shall be delivered to Tenant in its "AS IS" condition (without requirement for any tenant improvement allowance, unless same shall be agreed upon by the parties). Tenant shall have the option of performing tenant improvements in the Adjacent Space subject to all of the terms and provisions of the lease.

        (d)   Notwithstanding anything to the contrary set forth herein, this right of first opportunity shall not be available to any assignee or subtenant of Tenant who becomes the "Tenant" hereunder.

D-1

EXHIBIT "E"

RENEWAL OPTION

        Tenant shall have the right to renew the term of this lease for one (1) four (4)-year term upon prior written notice ("Tenant's Election Notice") to Landlord given not sooner than fifteen (15) months nor later than nine (9) months prior to the term expiration date; provided that at the time Tenant gives such notice to Landlord and for the remainder of the initial term of this lease (i) this lease has not been assigned and Tenant continues to occupy at least ninety percent (90%) of the rentable square footage of the Demised Premises and (ii) Tenant is not in default hereunder. During the renewal term, the provisions of this lease, as it may be amended in writing prior to the date of the commencement of such renewal term, shall continue in effect except that Tenant shall occupy the Demised Premises in its then "AS IS" condition and there shall be no abatement of rent, nor shall there be credit or allowances given to Tenant for improvements to the Demised Premises, and the minimum guaranteed rental will be an amount equal to whatever monthly rental (plus whatever periodic adjustments) Landlord is then quoting to prospective tenants for new leases of comparable space in the Industrial Complex for a comparable term (as confirmed by written statement delivered to Tenant by a representative of Landlord within fifteen (15) days of delivery of Tenant's Election Notice), or if no comparable space exists in the Industrial Complex, then one hundred percent (100%) of the projected prevailing market rate of rent for comparable space with comparable finish-out in comparable industrial buildings in comparable locations, as of the term expiration date (as confirmed by written statement delivered to Tenant by a representative of Landlord within fifteen (15) days of delivery of Tenant's Election Notice); provided, however, that in no event shall the minimum guaranteed rental rate during such renewal term be less than the fully escalated minimum guaranteed rental rate being paid by Tenant during the last full calendar month of the initial lease term. It is understood and agreed that Tenant's submittal of Tenant's Election Notice shall bind Tenant to a four (4)-year extension of this lease.

        If by the date forty-five (45) days following delivery of Tenant's Election Notice, Landlord and Tenant have not agreed in writing as to the amount of the minimum guaranteed rental for the renewal term, the parties shall determine the projected prevailing market rental rate in accordance with the following procedure. Landlord and Tenant shall each appoint one real estate appraiser, and the two so appointed shall select a third. Said real estate appraisers shall each be licensed in the State of California, specializing in the field of commercial real estate in the City of Sunnyvale, California, having no less than ten (10) years experience in such field, unaffiliated with either Landlord or Tenant, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after expiration of the forty-five (45) day negotiation period, or sooner if mutually agreed upon. The two appraisers selected by Landlord and Tenant shall promptly select a third appraiser within thirty (30) days after they both have been appointed, and each appraiser, within forty-five (45) days after the third appraiser is selected, shall submit his or her determination of the then projected prevailing market rate of rent for comparable space with comparable finish-out in comparable industrial buildings in comparable locations. The prevailing market rental rate shall be the mean of the two closest rental determinations.

        Once the minimum guaranteed rental for the renewal term has been established, the parties shall memorialize same in a writing to be prepared by Landlord.

E-1

FIRST AMENDMENT TO INDUSTRIAL COMPLEX LEASE

        This FIRST AMENDMENT TO INDUSTRIAL COMPLEX LEASE ("Amendment") is made as of this 9th day of December, 2004 ("Effective Date"), by and between MP CARIBBEAN, INC., a Delaware corporation ("Landlord"), and ACCURAY INCORPORATED, a California corporation ("Tenant").

RECITALS

        A.    Pursuant to that certain Industrial Complex Lease, dated as of July 9, 2003, entered into by and between Landlord and Tenant ("Lease"), Landlord currently leases to Tenant, and Tenant leases from Landlord, certain Demised Premises (as defined in the Lease and more particularly shown on the plan attached as Exhibit "A" thereto), consisting of approximately forty thousand (40,000) rentable square feet in that certain Building located at 1310 Chesapeake Terrace, Sunnyvale, California. Except to the extent otherwise expressly provided in this Amendment, for purposes hereof, the Demised Premises (i.e., 1310 Chesapeake Terrace) shall be referred to herein as the "Original Premises."

        B.    Tenant desires to (i) expand the Demised Premises by leasing from Landlord certain premises adjoining the Original Premises and (ii) extend the Lease term, and Landlord is willing to permit the same, subject to the terms and conditions of this Amendment.

        C.    Capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Lease unless otherwise defined in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend, modify and supplement the Lease as follows:

        1.    Lease of Additional Premises.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises consisting of approximately thirty-two thousand five hundred seventy-six (32,576) rentable square feet located in that certain Building in the Industrial Complex located at 1314 Chesapeake Terrace and more particularly shown on Exhibit "B" attached hereto ("Additional Premises"). Tenant's lease of the Additional Premises shall be subject to all of the terms and conditions of the Lease, except as set forth in this Amendment. Landlord and Tenant hereby agree and acknowledge that, from and after the Additional Premises Delivery Date (as defined in Section 2 below), (A) the term "Demised Premises" as used in the Lease shall collectively refer to (i) the Original Premises and (ii) the Additional Premises and (B) the rentable square footage of the Demised Premises shall be seventy-two thousand five hundred seventy-six (72,576).

        2.    Condition of Additional Premises.    The Additional Premises are being leased to Tenant in "AS IS" condition with Tenant accepting all defects, if any; and, subject to the express provisions of this Section 2 and Section 3 hereof, Landlord makes no warranty of any kind, express or implied, with respect to the Additional Premises (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 2 is subject to any contrary requirements under applicable law; however, in this regard, Tenant acknowledges that it has been given the opportunity to inspect the Additional Premises and to have qualified experts inspect the Additional Premises prior to the execution of this Amendment. Except for Landlord's obligation to make the Allowance available to Tenant under the Work Letter Agreement attached hereto as Exhibit "C" ("Work Letter Agreement"), Landlord shall have no obligation to alter, repair or improve the Additional Premises for Tenant's use and occupancy thereof. Notwithstanding the foregoing, Landlord shall be responsible for any improvements or alterations that may be required under the Americans With Disabilities Act and regulations promulgated thereunder with respect to the Additional Premises in its existing condition as of the date hereof without regard to any improvements to be made by or behalf of Tenant. Tenant shall be responsible for any improvements or alterations that may be required to be made to the Additional Premises under the Americans With Disabilities Act and regulations promulgated thereunder with respect to any improvements made to the Additional Premises by or on behalf of Tenant. In addition, to the extent any Hazardous Materials are discovered in the Additional Premises and removal of such Hazardous Materials is required under applicable Environmental Laws, Landlord shall remove such Hazardous Materials from the Premises at its sole cost and expense.

        3.    Delivery of Additional Premises.    Landlord shall deliver the Additional Premises to Tenant on or before December 22, 2004 ("Additional Premises Delivery Date") in order to allow Tenant to make preparations for its occupancy thereof, including for space planning, construction of tenant improvements, fixturization and the installation of Tenant's telephone, communications and computer equipment, cabling, furniture and personal property, all in accordance with the terms and conditions of the Work Letter Agreement. Landlord shall deliver the Additional Premises to Tenant in the condition specified in Section 2 above; provided, however, that the roof, heating, ventilating and air conditioning system, electrical, plumbing and lighting systems in the Additional Premises shall be in good working order on the Additional Premises Delivery Date. Tenant shall not be obligated to pay guaranteed minimum rental or Tenant's Proportionate Share of any real estate charges, insurance expenses or Common Area Charges during the period from the Additional Premises Delivery Date until the Additional Premises Rent Commencement Date (as defined in Section 5). Tenant shall provide Landlord with certificates of insurance showing Tenant maintains the insurance coverage required of Tenant under Sections 15.2 and 15.3 of the Lease with respect to the Additional Premises prior to taking possession of the Additional Premises.

        4.    Extension of Lease Term.    Landlord and Tenant hereby extend the Lease term for the Original Premises for an additional five (5) calendar months until February 29, 2008 and the Lease term for the Additional Premises shall commence January 1, 2005 and expire on February 29, 2008 ("Extended Term").

        5.    Rental.

        (a)    Additional Premises.    Commencing on January 1, 2005 ("Additional Premises Rent Commencement Date") and continuing on the first day of each calendar month thereafter during the Extended Term, Tenant shall pay guaranteed minimum rental for the Additional Premises as follows ("Additional Premises Guaranteed Minimum Rental"):

Extended Term Lease Month	Monthly Guaranteed Minimum Rental	Monthly Rental Rates
1-2	$0	$	O/RSF
3-14	$21,774.40		$.65/RSF
15-26	$22,803.20		$.70/RSF
27-38	$24,432		$.75/RSF

        The Additional Premises Guaranteed Minimum Rental shall be paid by Tenant during the Extended Term at the same time and in the same manner as set forth in Article 4 of the Lease; provided however, Tenant shall pay the Additional Premises Guaranteed Monthly Rental for the third (3rd) month of the Extended Term upon execution of this Amendment by Tenant.

        (b)    Original Premises.    During the Extended Term, Tenant shall continue to pay minimum guaranteed rental for the Original Premises in the amount set forth in the Lease. During the last five (5) calendar months of the Extended Term, Tenant shall pay minimum guaranteed rental for the Original Premises in the amount of Thirty Thousand Dollars ($30,000) per month.

        6.    Tenant's Proportionate Share.    Commencing with the Additional Premises Rent Commencement Date, Tenant pay the real estate charges, insurance expenses and Common Area Charges applicable to the Additional Premises in accordance with Articles 6 and 7 of the Lease. From

2

and after the Additional Premises Rent Commencement Date, Tenant's Proportionate Share with respect to the Demised Premises shall be as follows:

Tenant's Prorata Share of Building Common Area Costs	44.89%
Tenant's Prorata Share of Parcel Common Area Costs	22.09%
Tenant's Prorata Share of Industrial Complex Common Area Costs	12.85%

        7.    Additional Security Deposit.    Concurrently with the execution of this Amendment, Tenant shall deposit with Landlord cash in the amount of Twenty-four Thousand Four Hundred Thirty-two Dollars ($24,432) ("Additional Security Deposit"), which Additional Security Deposit shall be held by Landlord as part of the Security Deposit in accordance with Article 8 of the Lease. Notwithstanding anything contained in Article 8 of the Lease, the Additional Security Deposit shall be held by Landlord separate and apart from any letter of credit Tenant has delivered to Landlord as part of the original Security Deposit.

        8.    Parking.    From and after the Additional Premises Rent Commencement Date, Tenant shall be entitled to use a total of two hundred sixty-five (265) unreserved parking spaces in the parking areas of the Industrial Complex in connection with the Demised Premises in accordance with Article 7 of the Lease. Tenant shall be authorized to identify an additional twelve (12) "visitor parking" spaces, including four (4) "Accuray Visitor Parking" spaces in accordance with Exhibit "B", Article III, Section F of the Lease, and to be shown in a revised Exhibit "B-1" which the parties shall approve in writing and substitute for the existing Exhibit "B-1" attached to this Lease.

        9.    Brokers.    Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the negotiation and execution of this Amendment except Wayne Mascia Associates, who has acted as Tenant's broker ("Tenant's Broker"), and South Bay Development Corporation, who has acted as Landlord's broker ("Landlord's Broker"). Except as to commissions and fees to be paid as provided hereunder, Tenant shall indemnify, defend and hold harmless Landlord from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt with in connection with the negotiation and execution of this Amendment. Landlord shall pay broker leasing commissions to Tenant's Broker and Landlord's Broker pursuant to a separate agreement. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extension of the Extended Term or to any further expansion or relocation of the Demised Premises at any time. All indemnities of Tenant set forth in this Amendment shall survive the expiration or earlier termination of the Lease.

        10.    Right of First Opportunity.    The Right of First Opportunity set forth in Exhibit "D" to the Lease is hereby deleted.

        11.    Option to Renew.    The Renewal Option set forth in Exhibit "E" to the Lease is hereby deleted and the following inserted in its place:

        (a)    Grant of Option.    Tenant shall have the right to renew the term of this Lease upon the expiration of the Extended Term as to the entire Demised Premises (i.e., the Original Premises and Additional Premises) for one three-year term ("Renewal Term") upon prior written notice ("Tenant's Election Notice") to Landlord given not sooner than two hundred seventy (270) days nor later than one hundred eighty (180) days prior to the expiration of the Extended Term; provided that at the time Tenant gives such notice to Landlord and for the remainder of the Extended Term, (i) this Lease has not been assigned and Tenant continues to occupy ninety percent (90%) of the rentable square footage of the Demised Premises and (ii) Tenant is not in default under the Lease. During the Renewal Term, the provisions of this Lease, as it may be further amended in writing prior to the date of the

3

commencement of the Renewal Term, shall continue in effect except that Tenant shall occupy the Demised Premises in its then "AS IS" condition and there shall be no abatement of rent, nor shall there be credit or allowances given to Tenant for improvements to the Demised Premises, and the minimum guaranteed rental will be an amount equal to whatever monthly rental (plus whatever periodic adjustments) Landlord is then quoting to prospective tenants for new leases of comparable space in the Industrial Complex for a comparable term (as confirmed by written statement delivered to Tenant by a representative of Landlord within fifteen (15) days of delivery of Tenant's Election Notice ["Landlord's Confirmation Statement"]), or if no comparable space exists in the Industrial Complex, then one hundred percent (100%) of the projected prevailing market rate of rent for comparable space with comparable finish-out in comparable industrial buildings in comparable locations, as of the Extended Term expiration date (as confirmed by Landlord's Confirmation Statement delivered to Tenant by a representative of Landlord within fifteen (15) days of delivery of Tenant's Election Notice); provided, however, in no event shall the minimum guaranteed rental rate during such renewal term be less than the fully escalated minimum guaranteed rental rate being paid by Tenant with respect to the Original Premises during the last full calendar month of the Extended Term. Within fifteen (15) days after Tenant's receipt of Landlord's Confirmation Statement, Tenant may deliver to Landlord a written revocation of its exercise of the renewal right. In such event, Tenant's Election Notice shall be null and void and the Lease shall expire upon the expiration of the Extended Term. Tenant's failure to deliver such written revocation within said fifteen (15) day period shall be deemed Tenant's waiver of its right to revoke its exercise of the renewal right hereunder.

        12.    ERISA Certificate.    Concurrently with Tenant's execution and delivery of this Amendment, Tenant shall execute and deliver to Landlord an ERISA Certificate in the form attached hereto as Exhibit "C."

        13.    Corporate Authority.    Concurrently with the execution and delivery of this Amendment, Tenant shall provide Landlord with a certificate of incumbency or other evidence satisfactory to Landlord that the individuals executing this Amendment on behalf of Tenant are authorized to execute this Amendment and bind Accuray, Incorporated.

        14.    Bonus Rent.    Notwithstanding anything contained in Section 19.4 of the Lease, in the event the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this Lease, or the rental payable with respect to the portion of the Demised Premises subject to the sublease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under the Lease, or the rental payable with respect to the portion of the Demises Premises subject to such assignment, license or other transfer, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof from such sublessee, assignee, licensee or other transferee, as the case may be, less (a) reasonable brokerage fees paid by Tenant in connection with the transaction, and (b) reasonable legal fees paid by Tenant in connection with the transaction.

        15.    Effect of Amendment.    Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

4

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:
ACCURAY, INCORPORATED, a California corporation
By:	/s/ CHRIS A. RAANES
Its:	COO
Printed Name:	Chris A. Raanes
By:	/s/ ROBERT E. MCNAMARA
Its:	CFO
Printed Name:	Robert E. McNamara
LANDLORD:
MP CARIBBEAN INC., a Delaware corporation
By:	/s/ MICHAEL J. KRIER
Its:	Vice President Michael J. Krier

5

6

7

EXHIBIT B-1

Chesapeake Terrace
Water Fountain
1310-1314 Chesapeake Ter. 72,576 SF
1320-1324 Chesapeake Ter. 74,880 SF

r = reserved v = visitor

8

EXHIBIT "C"
WORK LETTER AGREEMENT

ARTICLE I.    GENERAL

        Tenant hereby accepts the Additional Premises "as is" and "ready for occupancy. Subject to Article IV below, Landlord shall have no obligation to perform any tenant improvements in the Additional Premises or to fund any such improvements. Prior to any modification of the Additional Premises by or on behalf of Tenant, Tenant shall adhere to the following as well as the provisions contained in Article 11 of the lease:

ARTICLE II.    PRE-CONSTRUCTION OBLIGATIONS

A.
Complete plans, diagrams, schedules and other data relating to work to be performed by Tenant in the Additional Premises must be furnished by Tenant to Landlord in form sufficient to obtain a building permit. Without limiting the generality of the immediately preceding sentence, Tenant's submissions must include a floor plan, a reflected ceiling plan, a plumbing plan, elevations of walls and a fixture plan. All drawings shall be at scale of either 1/8' or 1/4".

B.
Tenant shall secure Landlord's written approval of all designs, plans, specifications, materials, contractors and contracts for work to be performed by Tenant before beginning the work (including following whatever "work letter" instructions, if any, which Landlord may deliver to Tenant in connection with the work), and shall secure all necessary licenses and permits to be used in performing the work. Tenant's finished work shall be subject to Landlord's approval and acceptance.

C.
The insurance requirements under Article 15 of the Lease and the indemnity requirements under Article 16 of the Lease shall expressly apply during the construction contemplated in this exhibit, and Tenant shall provide evidence of appropriate insurance coverage prior to beginning any of Tenant's work. Tenant shall provide Landlord with evidence of insurance covering both Tenant and Tenant's contractor against damage to their personal property, as well as against third-party liability and workers' compensation claims arising out of all construction and associated activities. All policies of insurance shall be subject to Landlord's prior approval and shall be endorsed showing Landlord as an additional named insured (or if permitted by Landlord, may provide a waiver of subrogation against Landlord).

ARTICLE III.    DESCRIPTION OF TENANT'S WORK

A.
Signs: Tenant shall pay for all signs and the installation thereof, including the electrical hook-up, subject to the provisions of Section 13.1 of this lease.

B.
Utilities: All meters or other measuring devices in connection with utility services shall be provided by Tenant. All service deposits shall be made by Tenant at Tenant's expense.

C.
All work undertaken by Tenant shall be at Tenant's expense and shall not damage the Building or any part thereof. Any roof penetration shall be performed by Landlord's roofer or, at Landlord's option, by a bonded roofer approved in advance by Landlord. The work shall be begun only after Landlord has given consent, which consent shall in part be conditioned upon Tenant's plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of the equipment being installed. Tenant shall also be responsible for obtaining and paying for professional inspections of any structural work (including, without limitation, any roof work or concrete work).

9

D.
All work performed by or at the behest of Tenant shall be in compliance with all applicable Regulations, the terms and conditions set forth in Article 11 of the Lease and the Tenant Construction Rules and Regulations attached as Exhibit "C" to the Lease.

E.
Any code-required upgrades to the Additional Premises required as a result of Tenant's work performed under the terms of this Exhibit "C" or under the terms of Article 11 of the Lease shall be at Tenant's sole cost and expense, and shall not be deemed warranted by Landlord.

ARTICLE IV.    TENANT IMPROVEMENT ALLOWANCE

A.
Tenant shall be entitled to a tenant improvement allowance (the "Tenant Improvement Allowance") in the maximum amount of One Hundred Sixty-two Thousand Eight Hundred Eighty and No/100 Dollars ($162,880.00) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Additional Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements for Tenant Improvements in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding the foregoing, no portion of the Tenant Improvement Allowance may be applied to Tenant Improvements made to any portion of the Additional Premises which is then the subject of a sublease, or Tenant Improvements made to prepare any portion of the Additional Premises for a proposed or anticipated subtenant or assignee, or for material or supplies not located on the Additional Premises.

B.
Landlord shall reimburse Tenant for costs and expenses actually incurred by Tenant for work actually performed, construction in place and/or materials delivered to the Additional Premises in connection with the design and construction of the Tenant Improvements (as described in Paragraph IV.A above) upon receipt (not more frequently than monthly) of (i) a written request from Tenant for reimbursement, (ii) invoices of Tenant's contractor, subcontractors or suppliers, as applicable, with evidence of payment thereof, (iii) conditional lien waivers executed by Tenant's contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the reimbursement request, (iv) in the case of final payment, unconditional lien waivers and mechanic's lien releases executed by Tenant's contractor, subcontractors or suppliers, as applicable (all such waivers and releases to be in the forms prescribed by California Civil Code Section 3262), and (v) all other information and documentation reasonably requested by Landlord. Landlord may withhold the amount of any and all retentions provided for in the original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and mechanic's lien releases executed by Tenant's contractor, subcontractors or suppliers, as applicable.

C.
Under no circumstances shall Landlord be required to fund any portion of the Tenant Improvement Allowance when Tenant is in default under the Lease.

D.
In the event any portion of the Tenant Improvement Allowance has not been funded as a reimbursement by that date which is one hundred eighty (180) days after the Additional Premises Deliver Date, such amount shall no longer be available for the payment of expenses in connection with the Tenant Improvements and shall be forfeited.

10

EXHIBIT "D"

ERISA CERTIFICATE

        THIS ERISA CERTIFICATE is made as of December 9, 2004, by ACCURAY, INCORPORATED, a California corporation, having offices at 1310 Chesapeake Terrace, Sunnyvale, California ("Lessee"), in favor of MP Caribbean, Inc. a Delaware corporation ("Lessor") and the General Motors Hourly-Rate Employees Pension Plan, the General Motors Retirement Program for Salaried Employees, the Employees Retirement Plan for GMAC Mortgage Group, the Saturn Individual Retirement Plan for Represented Team Members, the Saturn Personal Choices Retirement Plan for Non-Represented Team Members, the Delphi Hourly-Rate Employees Pension Plan, and the Delphi Retirement Program for Salaried Employees, its shareholders/interestholders, c/o SSR Realty Advisors, Inc., One California Street, Suite 1400, San Francisco, CA 94111.

WITNESSETH:

        WHEREAS, Lessor and Lessee anticipate entering into a First Amendment to Industrial Complex Lease (the "Lease Agreement"), pursuant to which Lessor shall lease to Lessee, and Lessee shall lease from Lessor, certain real property, known as and located at 1314 Chesapeake Terrace, Sunnyvale, California.

        WHEREAS, Lessor is in need of certain information regarding Lessee so that it may proceed with the Lease Agreement.

        NOW, THEREFORE, Lessee hereby certifies, represents, warrants and covenants to Lessor that as of the date hereof:

        Representation 1.    Type of Lessee (check applicable boxes)

        ☒    Lessee is not an "employee benefit plan" ("Plan") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA.

        ☒    Lessee is not a "governmental plan" within the meaning of Section 3(32) of ERISA.

        Representation 2.    Complete if Lessee is not a Plan and Has Shareholders or Interestholders (check applicable boxes)

        One or more of the following circumstances also is true:

        ☐     Equity interests in Lessee are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

        ☒    Less than 25 percent of all equity interests in Lessee are held by "benefit plan investors," which are defined as: (i) any employee benefit plan, whether or not subject to Title 1 of ERISA; (ii) any plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; and (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity; or

        ☒    Lessee is a corporation that qualifies as an "operating company," a "venture capital operating company," or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) and (e) (each, an "Operating Company").

        Representation 3.    Lessee's relation to Lessor and Lessor's Shareholders/Interestholders (check applicable boxes.)

        Lessee is not a party in interest as defined in section 3(14) of ERISA with respect to Lessor or its shareholders or interestholders, the General Motors Hourly-Rate Employees Pension Plan, the General Motors Retirement Program for Salaried Employees, the Employees Retirement Plan for GMAC

11

Mortgage Group, the Saturn Individual Retirement Plan for Represented Team Members, the Saturn Personal Choices Retirement Plan for Non-Represented Team Members, the Delphi Hourly-Rate Employees Pension Plan, and the Delphi Retirement Program for Salaried Employees, because Lessee is not:

        ☒    a fiduciary (including, but not limited to, any administrator, officer, trustee or custodian), counsel, or employee of Lessor or its shareholders or interestholders ("Fiduciary");

        ☒    a person providing services to Lessor or its shareholders or interestholders ("Service Provider");

        ☒    an employer any of whose employees are provided employment benefits by Lessor or its shareholders or interestholders ("Employer");

        ☒    an employee organization any of whose members are provided employment benefits coverage by Lessor or its shareholders or interestholders ("Employee Organization");

        ☒    an owner, direct or indirect, of 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation, (ii) the capital interest or the profits interest of a partnership, or (iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an Employee Organization ("Owner");

        ☒    a spouse, ancestor, lineal descendant, or spouse of a lineal descendant of a Fiduciary, Service Provider, Employer, or an Owner;

        ☒    a corporation, partnership, or trust or estate of which (or in which) 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation, (ii) the capital interest or profits interest of such partnership, or (iii) the beneficial interest of such trust or estate is owned directly or indirectly, or held by a Fiduciary, Service Provider, Employer, Employee Organization, or Owner ("Corporate Owner");

        ☒    an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10 percent or more shareholder directly or indirectly, of a Service Provider, Employer, Employee Organization, Owner, or a Corporate Owner; or

        ☒    a 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a Service Provider, Employer, Employee Organization, Owner, or a Corporate Owner.

        Representation 4.    Indemnity, Guaranty

        Lessee shall indemnify Lessor and defend and hold Lessor harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lessor's sole discretion) that Lessor may incur, directly or indirectly, as a result of the Lessee's representation contained in this certificate.

12

        Representation 5.    Survival

        Lessee represents that the certifications, representations, warranties and covenants contained herein shall remain true and correct throughout the term of the Lease Agreement.

ACCURAY, INCORPORATED, a California corporation
BY:	/s/ [SIGNATURE ILLEGIBLE]
NAME:	Signature Illegible
ITS:	Vice President and Controller

13

SECOND AMENDMENT TO INDUSTRIAL COMPLEX LEASE

        THIS SECOND AMENDMENT TO INDUSTRIAL COMPLEX LEASE (this "Amendment") is made and entered into as of September 25, 2006, by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company("Landlord"), and ACCURAY INCORPORATED, a California corporation ("Tenant").

RECITALS

A.
Landlord (as successor in interest to MP Caribbean, Inc., a Delaware corporation) and Tenant are parties to that certain Industrial Complex Lease dated as of July 9, 2003 (the "Original Lease"), which Original Lease has been previously amended by that First Amendment to Industrial Complex Lease dated as of December 9, 2004 (the "First Amendment") (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 72,576 rentable square feet (the "Original Premises") described as approximately 40,000 rentable square feet in that certain building located at 1310 Chesapeake Terrace, Sunnyvale, California and approximately 32,576 rentable square feet in that certain building located at 1314 Chesapeake Terrace, Sunnyvale, California (collectively, the "Buildings"), which are a part of the approximately 253,540 rentable square foot industrial complex commonly referred to as Caribbean Corporate Center (the "Industrial Complex").

B.
Tenant has requested that additional space containing approximately 52,992 rentable square feet of the building located at 1315 Chesapeake Terrace, Sunnyvale, California (the "Expansion Building") and shown on Exhibit A hereto (the "Expansion Space") which is a part (of the Industrial Complex, be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1.    Expansion and Effective Date.    Effective as of the Expansion Effective Date (defined below), the Original Premises is increased from approximately 72,576 rentable square feet of the Industrial Complex to approximately 125,568 rentable square feet of the Industrial Complex by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Demised Premises, as defined in the Lease and as used herein. The term for the Expansion Space (the "Expansion Space Term") shall commence on the Expansion Effective Date and end upon the expiration of the forty-second (42nd) full calendar month of the Expansion Space Term (i.e., May 31, 2010). For clarity, the parties hereto intend the following: (i) subject to the terms and conditions of the Lease, as amended hereby, the Expansion Space Term shall end on May 31, 2010, and (ii) the Extended Term (as defined in the First Amendment) for the Original Premises shall end, subject to the terms and conditions of the Lease, as amended hereby on February 29, 2008, unless Tenant validly elects to exercise its Renewal Option set forth in Section 11 of the First Amendment. Nothing set forth herein shall modify the Extended Term (as defined in the First Amendment) of the Original Premises. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

        (a)   The "Expansion Effective Date" shall be November 15, 2006. Landlord shall use good faith, commercially reasonable efforts to substantially complete the Expansion Space Improvements on or before the Expansion Effective Date; provided, however, that Tenant hereby acknowledges and agrees that any delays in such substantial completion of the Expansion Space Improvements shall not subject

1

Landlord to any liability therefor and the Expansion Effective Date shall not be delayed or extended as a result thereof. Landlord represents that as of the date of this Amendment, the Expansion Space is currently vacant and no other tenant is in possession thereof.

        2.    Minimum Guaranteed Rental.    In addition to Tenant's obligation to pay minimum guaranteed rental for the Original Premises, Tenant shall pay Landlord minimum guaranteed rental for the Expansion Space as follows:

Period of Term	Annual Rate Per Square Foot	Annual Minimum Guaranteed Rental	Monthly Minimum Guaranteed Rental
Month 1 - Month 6	$6.90	$365,644.80	$30,470.40
Month 7 - Month 12	$13.80	$731,289.60	$60,940.80
Month 13 - Month 24	$14.40	$763,084.80	$63,590.40
Month 25 - Month 36	$15.00	$794,880.00	$66,240.00
Month 37 - Month 42	$15.60	$826,675.20	$68,889.60

        All such minimum guaranteed rental shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

        3.    Tenant's Proportionate Share.    During the Expansion Space Term, Tenant's Proportionate Share for the Expansion Building is 100%. Tenant's Proportionate Share for the Parcel Common Area Costs (consisting of the Common Area Charges for the real property tax parcel containing 1310 and 1314 Chesapeake Terrace, Sunnyvale, California) for the Original Premises is 49.22% (i.e., 27.13% as specified in the Original Lease, plus 22.09% as specified in the First Amendment). Tenant's Proportionate Share for the Parcel Common Area Costs (consisting of the Common Area Charges for the real property tax parcel containing 1315 Chesapeake Terrace, Sunnyvale, California) for the Expansion Space is 50.0%. Tenant's Proportionate Share for the Industrial Complex Common Area Costs is increased during the Expansion Space Term from 28.63% (i.e., 15.78% as specified in the Original Lease plus 12.85% specified in the First Amendment) to 49.53%. Tenant's Proportionate Share shall be appropriately decreased following the first to occur of the following: (i) the expiration of the Extended Term (as defined in the First Amendment) if the Demised Premises is reduced (i.e., Tenant shall not have validly exercised its Renewal Option set forth in Section 11 of the First Amendment), and (ii) the expiration of the Expansion Space Term (i.e., Tenant shall have validly exercised its Renewal Option with respect to the Original Premises set forth in Section 11 of the First Amendment).

        4.    Taxes, Other Real Estate Charges, Insurance Expenses and Common Area Charges.    For the period commencing with the Expansion Effective Date and ending on the termination of the Expansion Space Term, Tenant shall pay for Tenant's Proportionate Share of Taxes, Other Real Estate Charges, Insurance Expenses and Common Area Charges applicable to the Expansion Space in accordance with the terms of the Lease. Tenant's Proportionate Share of Taxes, Other Real Estate Charges and Common Area Charges for the Expansion Space are estimated to be $15,897.60 per month.

        Notwithstanding anything to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to a fifty percent (50%) abatement of Tenant's Proportionate Share of Taxes. Other Real Estate Charges, Insurance Expenses and Common Area Charges applicable to the Expansion Space, as described in this Amendment for six (6) full calendar months of the Expansion Space Term, commencing with the first full calendar month of the Expansion Space Term (collectively, the "Abated Additional Rent"). If Tenant defaults under the Lease at any time during the Expansion Space Term and fails to cure such default within any applicable cure period under the Lease, then all Abated Additional Rent shall immediately become due and payable. Only Tenant's Proportionate Share of Taxes, Other Real Estate Charges, Insurance Expenses and Common Area Charges shall be abated pursuant to this Section, as more particularly described herein, and all other

2

costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease.

        5.    Additional Security Deposit.    Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $68,889.60 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under Section 8 of the Original Lease as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $324,432.00 to $393,321.16.

        6.    Expansion Space Improvements.    Except as expressly provided for in this Amendment, including, without limitation, Section 9 below, Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Landlord shall perform improvements to the Expansion Space in accordance with the terms and conditions set forth in Exhibit B hereto.

        7.    Early Access to Expansion Space.    During any period that Tenant shall be permitted to enter the Expansion Space prior to the date Landlord substantially completes the Expansion Space Improvements and tenders possession of the Expansion Space to Tenant for Tenant's permitted use, (e.g., to perform Exhibit Work, install cable, or perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except, with respect to any period of such early access prior to the Expansion Effective Date, Tenant shall not be required to comply with those provisions requiring payment of minimum guaranteed rental or Taxes, Other Real Estate Charges, Insurance Expenses and Common Area Charges as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the date Landlord substantially completes the Expansion Space Improvements and tenders possession of the Expansion Space to Tenant for any reason whatsoever (other than the performance of the Exhibit Work or other work in the Expansion Space described below in this Section 7), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay minimum guaranteed rental and taxes, Other Real Estate Charges, Insurance Expenses and Common Area Charges as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date. Subject to the terms of the Lease, as amended hereby, Landlord grants Tenant the right to enter the Expansion Space, following full execution and delivery of this Amendment, the additional Security Deposit and certificates of insurance for the Expansion Space to Landlord, solely for the purpose of construction of Tenant's trade show exhibits (the "Exhibit Work"), provided that such Exhibit Work shall not be located near or otherwise occur proximate to Landlord's construction of the Expansion Space Improvements (as determined by Landlord). In the event that Landlord reasonably determines that Tenant's performance of the Exhibit Work or other work in the Expansion Space set forth below in this Section 7 is compromising Landlord's ability to timely and reasonably perform the Expansion Space Improvements or that Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, Landlord, in its sole discretion, may (i) require that Tenant immediately vacate the Expansion Space and remove any personal property of Tenant contained therein, in which event Tenant shall so vacate the Expansion Space and remove such property, or (ii) require that Tenant relocate (including Tenant's personal property) to another location in the Expansion Space (determined by Landlord), in which event Tenant shall so relocate to such location. In addition to the foregoing, during such period of early access, Tenant may, (i) following installation of the ceiling grid in the Expansion Space, install telecommunications and data cabling in the Expansion Space, and (ii) following Landlord's installation of the carpeting in the Expansion Space, install equipment, furnishings and other personalty, all at Tenant's sole risk. Tenant shall be liable for any utilities or special services provided to Tenant during such period. Landlord may withdraw such permission to enter the Expansion Space prior to the substantial completion of the Expansion Space Improvements and delivery of the Expansion Space to Tenant at any time that Landlord reasonably determines that

3

such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Expansion Space Improvements described in Exhibit B attached hereto at the earliest possible date. In any event, during any period of such early access, Tenant shall promptly vacate the Expansion Space (and remove any personal property therefrom) upon notice from Landlord that Landlord is prepared to begin installation of carpeting in the Expansion Space (pursuant to the Plans).

        8.    Access.    Tenant shall have access to the Expansion Space for Tenant and its employees, agents, representatives, customers, visitors, invitees, licensees and contractors 24 hours per day/7 days per week, subject to the terms of the Lease, as amended hereby, and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

        9.    Base Building Systems.    However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning, roof and plumbing systems located in the Expansion Space shall be in good working order as of the date Landlord delivers possession of the Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any of Tenant's employees, agents, representatives, customers, visitors, invitees, licensees, contractors, assignees or subtenants or by any alterations or improvements performed by or on behalf of tenant, if such systems are not in good working order as of the date possession of the Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Expansion Space to Tenant for Tenant's permitted use (excluding the early access period set forth in Section 7 above), Landlord shall be responsible for repairing or restoring the same; provided, however, that the sixty (60) day period described above shall be increased to one hundred twenty (120) days for the roof only. In the event that any such system is not in good working order and Tenant so notifies Landlord of the same during the stated time periods set forth above, Landlord shall in good faith make commercially reasonable efforts to bring such system into good working order within a commercially reasonable time.

        10.    Parking.    In addition to the parking rights Tenant has under the Lease, Tenant shall have the right to the nonexclusive use of Tenant's Proportionate Share of parking spaces (3.5 unreserved parking spaces per 1,000 rentable square feet of the Expansion Space), which as of the date of this Amendment shall be one hundred eighty-five (185) unreserved parking spaces (the "Expansion Space Parking Spaces"), for the parking of such number of motor vehicles in the parking facilities of the Industrial Complex designated by Landlord; such rights are not transferable without Landlord's approval. The use of such parking facilities for the Original Premises and/or the Expansion Space shall be subject to such rules and regulations as are adopted by Landlord from time to time for the use of such facilities. Tenant acknowledges and agrees that, to the fullest extent permitted by law, Landlord shall not be responsible for any loss or damage to Tenant or Tenant's property (including, without limitation, any loss or damage to any Tenant or of Tenant's trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Tenant Parties") automobile or the contents thereof due to theft, vandalism or accident) arising from or related to use of any of the parking facilities, whether or not such loss or damage results from Landlord's or any Landlord Parties' (as defined in Section 12(d) below) negligence (provided that the foregoing limitation on Landlord's liability shall not apply to Landlord's gross negligence or willful misconduct). Of the Expansion Space Parking Spaces, Tenant shall be authorized to identify fifteen (15) "visitor parking" spaces, including ten (10) "Accuray Visitor Parking" spaces in accordance with Article III, Section F of Exhibit B of the Original Lease.

4

        11.    Other Provisions.    Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

          (a)   Signage. The following shall be added to the end of Section 13.1 of the Original Lease: "Notwithstanding the foregoing, Landlord shall provide and install, at Landlord's expense, initial Building standard identification signage for Tenant in at the entry to the Expansion Building. Any changes thereto shall be at Tenant's cost, except changes due solely to Landlord's error."

          (b)   Sublease/Assignment Excess Rent. The second (2nd) sentence of Section 19.4 of Original Lease is hereby deleted in its entirety and replaced with the following: "Notwithstanding anything contained in this Section, in the event that the rental due and payable by a sublessee (or combination of the rental payable under such sublease plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted licensee or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental and other excess consideration with respect to the Original Premises and fifty percent (50%) of all such excess rental and other excess consideration with respect to the Expansion Space within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be, after deducting any reasonable out-of-pocket brokerage commissions and legal fees incurred in connection with such assignment or sublease."

          (c)   Option to Renew. The parties hereto acknowledge and agree that Section 11 of the First Amendment shall not apply with respect to the Expansion Space.

          (d)   Tenant Improvement Allowance. Tenant acknowledges that Landlord has satisfied its obligations under Exhibit C of the First Amendment with respect to the Tenant Improvement Allowance.

          (e)   Landlord's Name. Landlord's name as set forth in Subsection 1.1(a) of the Original Lease is hereby deleted in its entirety and replaced with the following:

    "Landlord: BRCP Caribbean Portfolio, LLC, a Delaware limited liability company."

          (f)    Landlord's Address. Landlord's address as set forth in Subsection 1.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

    "BRCP Caribbean Portfolio, LLC
    c/o Broadreach Capital Partners, LLC
    248 Homer Avenue
    Palo Alto, California 94301"

          (g)   Agent. The parties hereto acknowledge and agree there shall be no agent on behalf of Landlord, and thereby all references to "Agent" under the Lease are hereby replaced with "Landlord".

          (h)   Damages After Default. Section 22.2(c) of the Original Lease is hereby deleted in its entirety and replaced by the following:

    "22.2(c) Should Landlord terminate this Lease pursuant to the provisions of Section 21.1(a) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (a) the

5

    worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such rent loss that the Tenant proves could be reasonably avoided; and (d) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in clauses (a) and (b) above shall be computed at the Default Rate (defined below). The "worth at the time of award" as used in clause (c) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay minimum guaranteed rent or if Tenant otherwise receives a rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such minimum guaranteed rent or value of such rent concession, plus interest at the applicable interest rate, calculated from the date that such minimum guaranteed rent or rent concession would have been payable."

          (i)    Waiver. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH.

          (j)    Common Area Costs. Tenant's Proportionate Share of Common Area Costs with respect to the Expansion Space only shall not include any cost or expense related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Common Areas of the Expansion Building, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Common Areas. The foregoing exclusion shall not apply to Tenant's Proportionate Share obligations to the Common Areas of the Original Premises. Except as otherwise stated in this subsection (j) and/or in this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

          (k)   Assignment. If, during the Term, Tenant reincorporates its state of formation from the State of California to the State of Delaware, Landlord's consent under the Lease shall not be required for such transfer if all of the following conditions precedent are satisfied to Landlord's reasonable satisfaction: (i) such transfer occurs solely in connection with any bona fide corporate transaction for the benefit of Tenant, (ii) Tenant's assets shall not materially decrease and Tenant's liabilities shall not materially increase as a result or otherwise in connection with such reincorporation, (iii) Tenant provides to Landlord written notice no more than ten (10) business days after such reincorporation, and (iv) there is no Default by Tenant at the time of the transfer.

        12.    Miscellaneous.

        (a)   This Amendment, including Exhibit A and Exhibit B hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Unless specifically set forth in this Amendment, under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold

6

improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease.

        (b)   Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        (c)   Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        (d)   Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Wayne Mascia Associates ("Tenant's Broker"). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Parties") harmless from all claims of any brokers, except Tenant's Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Colliers International ("Landlord's Broker"). Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers, except Landlord's Broker, claiming to have represented Landlord in connection with this Amendment. Landlord shall pay broker leasing commissions to Tenant's Broker and Landlord's Broker pursuant to a separate agreement and the parties hereto acknowledge and agree that this provision shall supersede any provision to the contrary in the Lease.

        (e)   Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an uncured event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

        (f)    Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

[SIGNATURES ARE ON FOLLOWING PAGE]

7

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written,

LANDLORD:
BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company
By:	/s/ JOHN FOSTER
Name:	John Foster
Title:	Managing Director
TENANT:
ACCURAY INCORPORATED, a California corporation
By:	/s/ CHRIS A. RAANES 9/27/2006
Name:	Chris A. Raanes
Title:	Chief Operating Officer
By:	/s/ DARREN J. MILLIKEN
Name:	Darren J. Milliken
Title:	General Counsel 9/27/2006

8

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

        This Exhibit is attached to and made a part of the Second Amendment to Industrial Complex Lease dated September 25, 2006 by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company ("Landlord") and ACCURAY INCORPORATED, a California corporation ("Tenant").

① SPACE PLAN – FIRST FLOOR

aai

MARKET READY

SUNNYVALE, CA

FIRST FLOOR

SP1

A-1

K
J
H
G
F
E
D
C
B
A
1
2
3
4
5
6
7

(1) SPACE PLAN -- SECOND FLOOR

aai

MARKET READY

1315 CHESAPEAKE TERRACE
SUNNYVALE, CA

SECOND FLOOR

SP2

A-2

EXHIBIT B

EXPANSION SPACE IMPROVEMENTS

        This Exhibit is attached to and made a part of the Second Amendment to Industrial Complex Lease dated September 25, 2006 by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company ("Landlord") and ACCURAY INCORPORATED, a California corporation ("Tenant"). Capitalized terms not otherwise defined in this Exhibit B shall have the meaning given to such terms in the Amendment of which this Exhibit B is a part.

1.
Landlord shall perform improvements to the Expansion Space in accordance with the plans prepared by aai Design, dated July 27, 2006 (the "Plans"). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the "Expansion Space Improvements." It is agreed that construction of the Expansion Space Improvements will be completed at Landlord's sole cost and expense (subject to the terms of Section 2 below) using Building standard methods, materials and finishes and as otherwise reasonably determined by Landlord (provided however, that (i) with respect to Landlord's obligation to install new carpeting within the Expansion Space, Landlord shall install the following non-Building standard carpet pursuant to the Plans: Manufacturer: Crossley, Style: Moraine 30363, Color: Mont Blanc 03658, 28 ounce, Pile: Dynex SD Nylon, and (ii) with respect to any Landlord obligation to paint the interior walls of the Expansion Space, Landlord shall use the following Kelly Moore Paints: Light Blue (1686-222 Medium Tint, 05-0677 BA-Color), Dark Blue (1010-333 Deep Tint, 04-0167 BA-Color), Light Green (1686-222 Medium Tint, 00-2416 BA-Color) and White (1686-121, 02-0014 BA-Color). Landlord shall substantially complete the Expansion Space improvements. For purposes of the foregoing, "substantially complete" shall mean that Landlord shall obtain from the appropriate governmental authorities, with respect to the Expansion Space Improvements performed by Landlord or its contractors in the Expansion Space, all approvals necessary for the occupancy of the Premises. Landlord shall enter into a direct contract for the Expansion Space Improvements with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Expansion Space Improvements. Landlords supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for the configuration of the Expansion Space and the placement of Tenant's furniture, appliances and equipment therein. Landlord, at its sole cost and expense, shall be responsible for correcting any violations of Federal, City and State or local laws, regulations or ordinances with respect to the Expansion Space improvements prior to the installation of any furniture, equipment and other personal property of Tenant and, unless and only to the extent contributed to or exacerbated by Tenant or any of its contractors, agents, employees or invitees, Tenant shall have no liability for any fines incurred by Landlord in connection with any such violation. Notwithstanding the foregoing, so long as the same does not prohibit Tenant from using the Expansion Space for the permitted use, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III (compliance with Title III of the Americans with Disabilities Act shall be Landlord's responsibility pursuant to this Section 1 above regarding Landlord's

B-1

  obligation to construct the Expansion Space Improvements in accordance with applicable Federal, City and State laws), the specific nature of Tenant's business in the Expansion Space (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Expansion Space, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Expansion Space Improvements) and any design or configuration of the Expansion Space specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with laws.

2.
If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Expansion Space Improvements, if any, resulting from such revisions to the Plans. Tenant, within one business day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Expansion Space disregarding the requested revision. Tenant shall be responsible for any delay caused by Tenant in completion of the Expansion Space resulting from any revision to the Plans. If such revisions result in an increase in the cost of Expansion Space Improvements, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.

3.
In addition the Expansion Space Improvements, Landlord shall perform base Building system restoration and repairs in the Expansion Space required of Landlord pursuant to Section 9 of this Amendment.

4.
This Exhibit B shall not be deemed applicable to any additional space added to the Expansion Space at any time or from time to time, whether by any options under the Lease, as amended hereby, or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease, as amended hereby.

B-2

QuickLinks

INDUSTRIAL COMPLEX LEASE (California)
INDEX TO LEASE
EXHIBIT "B" CONSTRUCTION; TENANT ACCEPTANCE OF SPACE "AS IS"
EXHIBIT "B-1" DIAGRAM OF VISITOR PARKING SPACES [See Attached]
EXHIBIT "C" TENANT CONSTRUCTION RULES AND REGULATIONS
EXHIBIT "D" RIGHT OF FIRST OPPORTUNITY
EXHIBIT "E" RENEWAL OPTION
FIRST AMENDMENT TO INDUSTRIAL COMPLEX LEASE
RECITALS
WITNESSETH
SECOND AMENDMENT TO INDUSTRIAL COMPLEX LEASE
RECITALS